FILED PURSUANT TO RULE 433
                                                    REGISTRATION NO.: 333-132809

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman Sachs                    GSAMP 2006-HE3                          GROUP 2
--------------------------------------------------------------------------------

Summary
--------------------------------------------------------------------------------
Scheduled Principal Balance: $1,223,200,860
Number of Mortgage Loans: 7,390
Average Scheduled Principal Balance: $165,521
Weighted Average Gross Coupon: 8.339%
Weighted Average Net Coupon: 7.829%
Weighted Average Current FICO Score: 632
Weighted Average Original LTV Ratio: 76.94%
Weighted Average Combined Original LTV Ratio:  82.92%
Weighted Average Stated Remaining Term (months): 351
Weighted Average Seasoning(months): 3
Weighted Average Months to Roll: 23
Weighted Average Gross Margin: 6.33%
Weighted Average Initial Rate Cap: 2.54%
Weighted Average Periodic Rate Cap: 1.12%
Weighted Average Gross Maximum Lifetime Rate:  14.48%
Weighted Average Percentage of Loans with Silent Seconds: 34.07%
Weighted Average Combined Original LTV Ratio (incl. SS): 92.66%
Weighted Average Back-Debt to Income Ratio:  43.27%
Weighted Average Percentage of Loans with Mortgage Insurance:  0.05%

Current                    Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Principal Balance        of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
$1 - $50,000                1,330      $38,605,944           3.16%           11.453%            624          $29,027      97.96%
$50,001 - $75,000             936       58,160,694           4.75             9.996             620           62,137      88.20
$75,001 - $100,000            769       67,388,324           5.51             9.257             622           87,631      85.25
$100,001 - $125,000           771       86,300,777           7.06             8.823             622          111,934      83.86
$125,001 - $150,000           580       79,733,833           6.52             8.554             622          137,472      82.00
$150,001 - $200,000           744      129,795,196          10.61             8.159             629          174,456      81.84
$200,001 - $250,000           517      115,660,896           9.46             8.019             631          223,715      80.99
$250,001 - $300,000           533      145,755,034          11.92             7.973             631          273,462      81.52
$300,001 - $350,000           384      124,322,229          10.16             7.996             633          323,756      82.35
$350,001 - $400,000           307      114,905,720           9.39             8.011             632          374,286      82.12
$400,001 - $450,000           189       80,799,387           6.61             7.781             645          427,510      81.95
$450,001 - $500,000           139       65,933,205           5.39             7.891             644          474,340      82.95
$500,001 - $550,000            63       33,298,695           2.72             7.971             641          528,551      82.21
$550,001 - $600,000            57       32,863,425           2.69             7.973             642          576,551      82.11
$600,001 - $650,000            28       17,600,396           1.44             7.539             660          628,586      81.46
$650,001 - $700,000            20       13,593,500           1.11             7.450             658          679,675      78.86
$700,001 & Above               23       18,483,603           1.51             7.339             655          803,635      76.77
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

Current                  Pct. Full    Pct. Owner
Principal Balance              Doc      Occupied
-----------------        ---------    ----------
$1 - $50,000                 56.58%        96.66%
$50,001 - $75,000            58.69         92.90
$75,001 - $100,000           58.22         94.99
$100,001 - $125,000          58.08         96.74
$125,001 - $150,000          53.93         98.60
$150,001 - $200,000          53.15         96.16
$200,001 - $250,000          45.34         96.51
$250,001 - $300,000          42.86         95.43
$300,001 - $350,000          37.66         92.65
$350,001 - $400,000          38.00         96.07
$400,001 - $450,000          42.14         97.93
$450,001 - $500,000          36.98         97.12
$500,001 - $550,000          35.36         95.30
$550,001 - $600,000          44.03         96.43
$600,001 - $650,000          42.98        100.00
$650,001 - $700,000          54.80        100.00
$700,001 & Above             47.91        100.00
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----


                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Current Rate             of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
5.00 - 5.49                     5       $1,889,500           0.15%            5.403%            730         $377,900      81.79%
5.50 - 5.99                    44       14,268,252           1.17             5.833             685          324,278      79.05
6.00 - 6.49                   185       54,137,495           4.43             6.274             659          292,635      77.26
6.50 - 6.99                   477      132,428,844          10.83             6.761             653          277,629      80.85
7.00 - 7.49                   604      144,550,513          11.82             7.253             638          239,322      80.22
7.50 - 7.99                 1,036      221,489,927          18.11             7.750             632          213,793      81.24
8.00 - 8.49                   852      168,650,157          13.79             8.239             631          197,946      81.42
8.50 - 8.99                 1,003      180,008,174          14.72             8.732             628          179,470      82.97
9.00 & Above                3,184      305,777,999          25.00            10.287             614           96,036      88.30
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----


                         Pct. Full    Pct. Owner
Current Rate                   Doc      Occupied
---------------------    ---------    ----------
5.00 - 5.49                  82.14%       100.00%
5.50 - 5.99                  76.07         98.11
6.00 - 6.49                  77.11         99.07
6.50 - 6.99                  66.12         98.82
7.00 - 7.49                  60.22         97.32
7.50 - 7.99                  47.94         97.47
8.00 - 8.49                  36.22         94.31
8.50 - 8.99                  32.46         93.43
9.00 & Above                 38.20         95.06
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Credit Score             of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
740 & Above                   159      $35,708,459           2.92%            7.715%            764         $224,582      84.44%
720 - 739                     142       31,136,293           2.55             7.707             729          219,270      85.54
700 - 719                     218       49,644,100           4.06             7.926             708          227,725      84.32
680 - 699                     404       80,272,771           6.56             7.910             688          198,695      85.03
660 - 679                     724      134,160,642          10.97             8.067             669          185,305      82.62
640 - 659                     996      184,031,803          15.05             8.191             649          184,771      84.08
620 - 639                   1,436      223,573,624          18.28             8.370             629          155,692      82.45
600 - 619                   1,200      176,107,999          14.40             8.338             609          146,757      82.89
580 - 599                   1,062      139,661,456          11.42             8.592             589          131,508      83.23
560 - 579                     566       75,961,988           6.21             9.035             570          134,208      82.48
540 - 559                     236       43,577,728           3.56             8.893             550          184,651      79.74
520 - 539                     144       28,168,055           2.30             8.999             530          195,611      78.09
500 - 519                     103       21,195,941           1.73             9.414             510          205,786      74.86
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----


                         Pct. Full    Pct. Owner
Credit Score                   Doc      Occupied
--------------------     ---------    ----------
740 & Above                  35.04%        88.51%
720 - 739                    39.27         91.93
700 - 719                    27.95         92.54
680 - 699                    31.68         92.48
660 - 679                    28.26         96.11
640 - 659                    36.25         94.12
620 - 639                    35.84         97.07
600 - 619                    62.36         97.20
580 - 599                    73.02         98.85
560 - 579                    69.78         98.78
540 - 559                    67.27         98.61
520 - 539                    62.24         97.74
500 - 519                    51.02         96.58
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Lien                     of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
1                           5,446   $1,131,304,414          92.49%            8.092%            631         $207,731      81.59%
2                           1,944       91,896,447           7.51            11.372             644           47,272      99.37
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
Lien                           Doc      Occupied
--------                 ---------    ----------
1                            47.05%        95.92%
2                            42.38         97.57
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Combined Original LTV    of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
---------------------    --------   --------------   ------------    --------------    ------------   --------------   --------
0.01 - 60.00                  136      $23,104,822           1.89%            7.770%            606         $169,888      46.31%
60.01 - 70.00                 185       47,077,488           3.85             7.971             601          254,473      66.81
70.01 - 80.00               3,659      746,780,317          61.05             7.953             636          204,094      79.50
80.01 - 85.00                 361       77,819,753           6.36             8.350             599          215,567      84.63
85.01 - 90.00                 617      129,261,121          10.57             8.469             618          209,499      89.67
90.01 - 95.00                 271       44,046,963           3.60             8.880             630          162,535      94.77
95.01 - 100.00              2,161      155,110,396          12.68            10.124             653           71,777      99.90
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
Combined Original LTV          Doc      Occupied
---------------------    ---------    ----------
0.01 - 60.00                 56.05%        95.61%
60.01 - 70.00                43.01         94.25
70.01 - 80.00                42.93         98.00
80.01 - 85.00                48.96         92.89
85.01 - 90.00                55.79         89.54
90.01 - 95.00                53.56         89.96
95.01 - 100.00               53.93         95.98
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

Combined LTV with          Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Silent Seconds           of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
0.01 - 60.00                  136      $23,104,822           1.89%            7.770%            606         $169,888      46.31%
60.01 - 70.00                 164       40,891,859           3.34             8.061             596          249,341      66.61
70.01 - 80.00                 642      158,842,057          12.99             8.077             603          247,418      78.08
80.01 - 85.00                 292       67,325,539           5.50             8.220             599          230,567      84.56
85.01 - 90.00                 600      134,772,215          11.02             8.314             621          224,620      88.10
90.01 - 95.00                 436       78,316,418           6.40             8.571             628          179,625      89.08
95.01 - 100.00              5,120      719,947,951          58.86             8.421             646          140,615      84.30
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

Combined LTV with        Pct. Full    Pct. Owner
Silent Seconds                 Doc      Occupied
--------------------     ---------    ----------
0.01 - 60.00                 56.05%        95.61%
60.01 - 70.00                43.17         93.38
70.01 - 80.00                47.72         93.91
80.01 - 85.00                49.91         92.46
85.01 - 90.00                52.57         89.72
90.01 - 95.00                47.34         92.04
95.01 - 100.00               44.91         98.64
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Original LTV             of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
0.01 - 60.00                2,078     $114,947,115           9.40%           10.648%            636          $55,316      88.73%
60.01 - 70.00                 184       46,678,036           3.82             7.943             600          253,685      66.82
70.01 - 80.00               3,659      746,780,317          61.05             7.953             636          204,094      79.50
80.01 - 85.00                 361       77,819,753           6.36             8.350             599          215,567      84.63
85.01 - 90.00                 584      127,825,771          10.45             8.439             618          218,880      89.67
90.01 - 95.00                 179       40,543,598           3.31             8.669             629          226,501      94.79
95.01 - 100.00                345       68,606,271           5.61             8.543             663          198,859      99.88
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
Original LTV                   Doc      Occupied
-----------------        ---------    ----------
0.01 - 60.00                 45.13%        97.18%
60.01 - 70.00                43.38         94.20
70.01 - 80.00                42.93         98.00
80.01 - 85.00                48.96         92.89
85.01 - 90.00                56.04         89.45
90.01 - 95.00                55.19         90.21
95.01 - 100.00               67.68         93.45
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Documentation            of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
STATED DOC                  3,353     $620,276,677          50.71%            8.591%            644         $184,992      82.39%
FULL DOC                    3,851      571,255,606          46.70             8.046             618          148,340      83.49
LIMITED DOC                   120       18,992,251           1.55             8.485             621          158,269      85.13
NO DOC                         66       12,676,327           1.04             8.950             689          192,066      80.31
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
Documentation                  Doc      Occupied
-------------------      ---------    ----------
STATED DOC                    0.00%        96.29%
FULL DOC                    100.00         96.38
LIMITED DOC                   0.00         80.94
NO DOC                        0.00         91.66
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Purpose                  of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
PURCHASE                    5,600     $810,196,206          66.24%            8.488%            641         $144,678      84.32%
CASHOUT REFI                1,545      365,749,810          29.90             8.035             613          236,731      79.89
RATE/TERM REFI                245       47,254,844           3.86             8.133             616          192,877      82.47
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
Purpose                        Doc      Occupied
--------                 ---------    ----------
PURCHASE                     43.52%        95.87%
CASHOUT REFI                 52.02         96.48
RATE/TERM REFI               60.05         95.66
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Occupancy                of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
OWNER OCCUPIED              7,085   $1,174,835,727          96.05%            8.323%            631         $165,820      82.81%
INVESTOR                      196       33,726,227           2.76             8.717             659          172,073      84.53
SECOND HOME                   109       14,638,906           1.20             8.758             659          134,302      87.90
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
Occupancy                      Doc      Occupied
----------               ---------    ----------
OWNER OCCUPIED               46.86%       100.00%
INVESTOR                     48.27          0.00
SECOND HOME                  30.08          0.00
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Property Type            of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
SINGLE FAMILY               5,282     $846,871,579          69.23%            8.294%            627         $160,332      82.49%
PUD                         1,179      187,650,459          15.34             8.366             632          159,161      83.67
2-4 FAMILY                    528      124,483,702          10.18             8.576             656          235,765      83.75
CONDO                         396       63,474,177           5.19             8.397             648          160,288      84.75
TOWNHOUSE                       5          720,943           0.06             8.430             566          144,189      91.77
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
Property Type                  Doc      Occupied
----------------         ---------    ----------
SINGLE FAMILY                49.74%        97.22%
PUD                          46.65         95.16
2-4 FAMILY                   28.27         92.63
CONDO                        42.23         89.59
TOWNHOUSE                    71.58        100.00
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
State                    of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
CA                          1,084     $314,495,693          25.71%            7.783%            641         $290,125      81.71%
FL                            640      119,086,704           9.74             8.431             633          186,073      82.12
IL                            472       90,307,692           7.38             8.368             635          191,330      84.44
TX                            832       75,045,411           6.14             8.907             618           90,199      83.23
GA                            513       60,704,330           4.96             8.775             624          118,332      84.50
MD                            167       39,514,473           3.23             8.092             626          236,614      82.07
NY                            127       38,928,566           3.18             8.513             632          306,524      79.20
NJ                            144       38,224,300           3.12             8.472             639          265,447      80.50
MI                            328       35,972,560           2.94             8.842             620          109,672      85.24
MA                            147       33,791,472           2.76             8.474             649          229,874      84.27
Other                       2,936      377,129,658          30.83             8.517             627          128,450      83.88
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
State                          Doc      Occupied
--------                 ---------    ----------
CA                           43.41%        97.10%
FL                           43.60         93.39
IL                           36.23         95.33
TX                           52.06         97.67
GA                           52.54         93.28
MD                           49.05         95.25
NY                           38.48         95.35
NJ                           33.40         95.73
MI                           56.97         93.53
MA                           24.45         96.57
Other                        53.89         96.68
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Zip                      of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
92555                          12       $3,509,948           0.29%            7.837%            630         $292,496      85.32%
93536                          13        3,506,861           0.29             7.828             659          269,759      83.61
94015                           7        3,162,029           0.26             7.542             680          451,718      85.85
94587                           7        2,930,474           0.24             6.912             618          418,639      75.80
20744                           9        2,735,157           0.22             7.592             668          303,906      84.05
89123                           9        2,655,773           0.22             7.230             632          295,086      79.16
90220                           9        2,554,815           0.21             7.812             628          283,868      82.03
22554                           9        2,486,859           0.20             7.843             632          276,318      80.71
60639                           9        2,454,693           0.20             8.414             649          272,744      83.36
94585                           7        2,436,833           0.20             7.675             629          348,119      81.99
Other                       7,299    1,194,767,417          97.68             8.355             632          163,689      82.94
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
Zip                            Doc      Occupied
--------                 ---------    ----------
92555                        33.93%       100.00%
93536                        53.80        100.00
94015                        67.88        100.00
94587                       100.00        100.00
20744                        64.11        100.00
89123                        69.23        100.00
90220                        48.19        100.00
22554                        43.48        100.00
60639                         0.00        100.00
94585                        46.61        100.00
Other                        46.54         95.95
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

Remaining Months           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
to Maturity              of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
1 - 180                     1,132      $62,351,082           5.10%           11.071%            647          $55,080      97.61%
181 - 240                      63        2,420,770           0.20            10.873             630           38,425      97.61
241 - 360                   6,028    1,123,846,254          91.88             8.177             631          186,438      82.08
361 >=                        167       34,582,755           2.83             8.482             636          207,082      82.74
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

Remaining Months         Pct. Full    Pct. Owner
to Maturity                    Doc      Occupied
--------------------     ---------    ----------
1 - 180                      41.35%        99.01%
181 - 240                    62.90        100.00
241 - 360                    47.11         95.94
361 >=                       42.10         93.93
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

Amortization               Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Type                     of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
2 YR ARM                    2,510     $437,218,097          35.74%            8.457%            616         $174,190      81.90%
2 YR ARM 40/40                144       30,776,242           2.52             8.548             634          213,724      82.88
2 YR ARM BALLOON 30/15         61        4,041,904           0.33            10.125             676           66,261      99.59
2 YR ARM BALLOON 40/30        690      177,886,127          14.54             8.018             629          257,806      81.56
2 YR ARM IO                   981      275,728,198          22.54             7.726             656          281,068      82.28
3 YR ARM                      295       55,215,785           4.51             8.177             615          187,172      81.52
3 YR ARM 40/40                  5          929,569           0.08             7.846             672          185,914      79.75
3 YR ARM BALLOON 40/30         40       10,316,686           0.84             8.033             624          257,917      78.86
3 YR ARM IO                   135       33,035,192           2.70             7.552             648          244,705      82.06
40 YR FIXED                    15        2,394,921           0.20             8.090             648          159,661      81.68
5 YR ARM                       38        7,885,491           0.64             7.585             637          207,513      77.86
5 YR ARM 40/40                  3          482,022           0.04             7.440             638          160,674      85.22
5 YR ARM BALLOON 40/30          9        2,019,610           0.17             7.310             657          224,401      67.47
5 YR ARM IO                    23        5,628,841           0.46             7.266             649          244,732      85.57
6 MO ARM                       14        4,161,439           0.34             6.456             640          297,246      79.56
FIXED                       1,299      103,188,885           8.44             9.007             631           79,437      84.32
FIXED BALLOON 30/15         1,005       52,978,647           4.33            11.228             644           52,715      99.08
FIXED BALLOON 30/15 IO          3          154,889           0.01            12.593             662           51,630     100.00
FIXED BALLOON 40/15            16        1,322,563           0.11            11.973             655           82,660      99.99
FIXED BALLOON 40/30            42       11,480,590           0.94             7.457             639          273,347      79.96
FIXED IO                       62        6,355,161           0.52             9.125             665          102,503      87.70
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

Amortization             Pct. Full    Pct. Owner
Type                           Doc      Occupied
---------------          ---------    ----------
2 YR ARM                     44.56%        94.18%
2 YR ARM 40/40               41.64         93.81
2 YR ARM BALLOON 30/15       50.60        100.00
2 YR ARM BALLOON 40/30       52.09         97.95
2 YR ARM IO                  40.83         97.10
3 YR ARM                     46.05         94.95
3 YR ARM 40/40               39.88        100.00
3 YR ARM BALLOON 40/30       40.14         98.10
3 YR ARM IO                  50.93         99.12
40 YR FIXED                  37.24         91.90
5 YR ARM                     46.59         89.17
5 YR ARM 40/40              100.00        100.00
5 YR ARM BALLOON 40/30       57.38        100.00
5 YR ARM IO                  59.57         95.54
6 MO ARM                     12.17         93.52
FIXED                        61.81         96.27
FIXED BALLOON 30/15          41.91         99.32
FIXED BALLOON 30/15 IO       21.82        100.00
FIXED BALLOON 40/15          16.30        100.00
FIXED BALLOON 40/30          81.19        100.00
FIXED IO                     62.14         94.52
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

Initial Periodic           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Cap                      of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
<= 0.00                     2,442     $177,875,656          14.54%            9.585%            637          $72,840      88.65%
0.51 - 1.00                    11        3,806,443           0.31             6.287             644          346,040      77.80
1.01 - 1.50                    97       17,444,323           1.43             8.411             603          179,838      79.02
1.51 - 2.00                 2,027      458,342,071          37.47             8.237             635          226,118      80.80
2.51 - 3.00                 2,793      561,026,119          45.87             8.046             629          200,869      83.11
3.01 >=                        20        4,706,248           0.38             7.445             627          235,312      69.65
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

Initial Periodic         Pct. Full    Pct. Owner
Cap                            Doc      Occupied
-----------------        ---------    ----------
<= 0.00                      56.44%        97.33%
0.51 - 1.00                   6.90         92.92
1.01 - 1.50                  67.96         99.59
1.51 - 2.00                  47.44         96.33
2.51 - 3.00                  42.52         95.29
3.01 >=                      58.15        100.00
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

Periodic                   Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Cap                      of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
<= 0.00                     2,442     $177,875,656          14.54%            9.585%            637          $72,840      88.65%
0.51 - 1.00                 3,855      801,711,749          65.54             8.128             629          207,967      81.38
1.01 - 1.50                 1,093      243,613,455          19.92             8.122             639          222,885      83.81
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

Periodic                 Pct. Full    Pct. Owner
Cap                            Doc      Occupied
--------                 ---------    ----------
<= 0.00                      56.44%        97.33%
0.51 - 1.00                  40.49         95.54
1.01 - 1.50                  60.03         96.77
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

Months to Rate             Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Reset                    of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
<= 0                        2,442     $177,875,656          14.54%            9.585%            637          $72,840      88.65%
1 - 12                         14        4,161,439           0.34             6.456             640          297,246      79.56
13 - 24                     4,386      925,650,568          75.67             8.165             631          211,047      82.06
25 - 36                       475       99,497,233           8.13             7.952             627          209,468      81.41
49 >=                          73       16,015,964           1.31             7.434             644          219,397      79.48
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

Months to Rate           Pct. Full    Pct. Owner
Reset                          Doc      Occupied
-------------------      ---------    ----------
<= 0                         56.44%        97.33%
1 - 12                       12.17         93.52
13 - 24                      44.82         95.79
25 - 36                      47.00         96.71
49 >=                        54.12         93.10
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

Life Maximum               Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Rate                     of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
9.00 & Below                2,442     $177,875,656          14.54%            9.585%            637          $72,840      88.65%
9.01 - 9.50                     1          113,206           0.01             7.900             594          113,206      80.00
11.01 - 11.50                   5        1,458,418           0.12             5.565             687          291,684      79.82
11.51 - 12.00                  25        7,733,168           0.63             6.362             652          309,327      76.90
12.01 - 12.50                 114       35,878,609           2.93             6.374             655          314,725      77.62
12.51 - 13.00                 252       70,649,714           5.78             6.718             650          280,356      79.70
13.01 - 13.50                 461      117,512,502           9.61             7.125             641          254,908      79.84
13.51 - 14.00                 776      182,561,853          14.92             7.508             638          235,260      81.90
14.01 - 14.50                 648      142,778,089          11.67             7.977             635          220,337      81.50
14.51 - 15.00                 809      168,699,627          13.79             8.400             628          208,529      82.32
15.01 & Above               1,857      317,940,019          25.99             9.340             615          171,212      83.88
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

Life Maximum             Pct. Full    Pct. Owner
Rate                           Doc      Occupied
------------             ---------    ----------
9.00 & Below                 56.44%        97.33%
9.01 - 9.50                 100.00        100.00
11.01 - 11.50                76.86        100.00
11.51 - 12.00                52.79        100.00
12.01 - 12.50                74.12         96.28
12.51 - 13.00                62.37         98.77
13.01 - 13.50                59.06         97.85
13.51 - 14.00                53.16         97.99
14.01 - 14.50                40.82         93.90
14.51 - 15.00                35.02         94.01
15.01 & Above                34.94         94.85
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Margin                   of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
0.99 & Below                2,442     $177,875,656          14.54%            9.585%            637          $72,840      88.65%
1.50 - 1.99                     1          246,062           0.02             6.600             669          246,062      85.00
2.00 - 2.49                     6        1,924,796           0.16             7.572             640          320,799      83.23
2.50 - 2.99                     1          466,387           0.04             7.300             674          466,387      80.00
3.00 - 3.49                    10        2,955,263           0.24             7.561             668          295,526      78.70
3.50 - 3.99                    28        8,697,728           0.71             6.537             659          310,633      80.61
4.00 - 4.49                    69       20,950,450           1.71             6.633             658          303,630      80.93
4.50 - 4.99                   126       32,704,697           2.67             6.899             644          259,561      80.34
5.00 - 5.49                   389       97,833,475           8.00             7.326             648          251,500      81.24
5.50 - 5.99                 1,209      303,242,934          24.79             7.676             634          250,821      81.00
6.00 - 6.49                   688      143,283,008          11.71             8.071             620          208,260      81.42
6.50 - 6.99                   864      167,948,229          13.73             8.396             621          194,385      81.73
7.00 - 7.49                   595      108,911,776           8.90             8.668             634          183,045      81.85
7.50 - 7.99                   418       74,601,205           6.10             9.095             628          178,472      83.77
8.00 - 8.49                   266       45,532,817           3.72             9.468             631          171,176      85.15
8.50 - 8.99                   137       21,764,357           1.78             9.865             618          158,864      88.94
9.00 - 9.49                    52        7,237,295           0.59            10.216             600          139,179      90.51
9.50 - 9.99                    44        3,873,924           0.32            10.737             607           88,044      94.56
10.00 - 10.49                  23        1,740,650           0.14            11.240             584           75,680      89.02
10.50 - 10.99                  11          751,420           0.06            11.718             582           68,311      87.82
11.00 - 11.49                   4          311,082           0.03            12.029             602           77,770      91.61
11.50 - 11.99                   3          131,378           0.01            12.999             634           43,793     100.00
12.00 - 12.49                   3          165,330           0.01            13.250             638           55,110     100.00
12.50 - 12.99                   1           50,942           0.00            13.999             635           50,942     100.00
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
Margin                         Doc      Occupied
--------                 ---------    ----------
0.99 & Below                 56.44%        97.33%
1.50 - 1.99                   0.00        100.00
2.00 - 2.49                  25.04        100.00
2.50 - 2.99                   0.00        100.00
3.00 - 3.49                  27.77        100.00
3.50 - 3.99                  75.67        100.00
4.00 - 4.49                  66.75         98.83
4.50 - 4.99                  64.26         98.30
5.00 - 5.49                  44.78         97.77
5.50 - 5.99                  50.39         97.23
6.00 - 6.49                  48.07         96.46
6.50 - 6.99                  37.91         95.24
7.00 - 7.49                  34.75         94.73
7.50 - 7.99                  36.64         92.63
8.00 - 8.49                  30.56         90.93
8.50 - 8.99                  47.77         88.07
9.00 - 9.49                  57.74         87.10
9.50 - 9.99                  68.96         98.48
10.00 - 10.49                86.39         88.51
10.50 - 10.99               100.00        100.00
11.00 - 11.49                74.31        100.00
11.50 - 11.99                 0.00        100.00
12.00 - 12.49                 0.00        100.00
12.50 - 12.99                 0.00        100.00
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

Interest                   Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Only                     of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
N                           6,185     $902,052,579          73.75%            8.556%            623         $145,845      83.10%
Y                           1,205      321,148,281          26.25             7.728             655          266,513      82.43
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

Interest                 Pct. Full    Pct. Owner
Only                           Doc      Occupied
--------                 ---------    ----------
N                            48.14%        95.62%
Y                            42.66         97.24
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

Interest Only              Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Term                     of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
0                           6,185     $902,052,579          73.75%            8.556%            623         $145,845      83.10%
24                            103       23,604,245           1.93             8.333             649          229,167      81.22
36                              9        2,045,416           0.17             7.492             645          227,268      77.02
60                          1,073      289,398,531          23.66             7.691             656          269,710      82.60
120                            20        6,100,089           0.50             7.229             657          305,004      80.95
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

Interest Only            Pct. Full    Pct. Owner
Term                           Doc      Occupied
--------                 ---------    ----------
0                            48.14%        95.62%
24                           32.76         91.52
36                           73.01        100.00
60                           42.75         97.74
120                          66.61         94.76
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Units                    of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
1                           6,861   $1,098,519,238          89.81%            8.312%            629         $160,111      82.83%
2                             265       57,770,562           4.72             8.432             645          218,002      81.22
3                             180       48,144,652           3.94             8.748             664          267,470      85.80
4                              84       18,766,408           1.53             8.570             672          223,410      86.25
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
Units                          Doc      Occupied
--------                 ---------    ----------
1                            48.78%        96.43%
2                            32.90         89.39
3                            22.41         96.58
4                            29.80         92.54
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
City                     of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
CHICAGO                       201      $39,487,424           3.23%            8.349%            644         $196,455      84.22%
HOUSTON                       129       11,506,807           0.94             9.041             626           89,200      84.64
MEMPHIS                        90        6,931,225           0.57             8.681             614           77,014      84.79
LAS VEGAS                      75       14,568,156           1.19             8.056             647          194,242      84.38
MIAMI                          68       15,485,875           1.27             8.345             642          227,733      83.84
Other                       6,827    1,135,221,373          92.81             8.333             631          166,284      82.82
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
City                           Doc      Occupied
--------                 ---------    ----------
CHICAGO                      28.42%        94.10%
HOUSTON                      44.20         95.97
MEMPHIS                      54.11         97.05
LAS VEGAS                    44.26         96.57
MIAMI                        54.81         94.52
Other                        47.24         96.12
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

Prepayment Penalty         Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Term                     of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
<= 0                        2,572     $386,017,369          31.56%            8.782%            633         $150,085      83.50%
1 - 12                        226       54,162,943           4.43             8.399             638          239,659      83.46
13 - 24                     3,590      628,062,094          51.35             8.175             631          174,948      82.88
25 - 36                       995      154,290,244          12.61             7.881             632          155,066      81.46
49 - 60                         7          668,211           0.05             7.381             666           95,459      85.51
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

Prepayment Penalty       Pct. Full    Pct. Owner
Term                           Doc      Occupied
--------------------     ---------    ----------
<= 0                         38.67%        94.68%
1 - 12                       46.45         92.84
13 - 24                      48.48         97.01
25 - 36                      59.55         96.68
49 - 60                      62.79         93.28
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Originator               of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
AAMES                         622     $138,937,603          11.36%            8.269%            620         $223,372      78.00%
GS CONDUIT                    868      150,207,068          12.28             8.279             626          173,050      83.83
MERITAGE                      803      154,492,345          12.63             8.159             652          192,394      86.47
MILA                        1,762      243,488,201          19.91             8.383             630          138,189      83.17
OTHER                         918      223,165,763          18.24             7.963             624          243,100      81.80
SOUTHSTAR                   2,417      312,909,881          25.58             8.721             637          129,462      83.52
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
Originator                     Doc      Occupied
--------------------     ---------    ----------
AAMES                        57.08%        97.85%
GS CONDUIT                   46.00         96.26
MERITAGE                     61.10         96.87
MILA                         41.04         97.03
OTHER                        45.93         96.30
SOUTHSTAR                    40.28         93.79
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

                           Number        Principal   Pct. Of Pool    Wt. Avg. Gross         Wt Avg.   Avg. Principal
Servicer                 of Loans          Balance     By Balance            Coupon    Current FICO          Balance   Comb LTV
--------------------     --------   --------------   ------------    --------------    ------------   --------------   --------
AVELO                         693     $149,409,203          12.21%            8.306%            619         $215,598      78.49%
LITTON                      4,976      696,133,550          56.91             8.506             633          139,898      83.44
SPS                         1,721      377,658,108          30.87             8.043             635          219,441      83.71
                            -----   --------------         ------             -----             ---         --------      -----
Total:                      7,390   $1,223,200,860         100.00%            8.339%            632         $165,521      82.92%
                            -----   --------------         ------             -----             ---         --------      -----

                         Pct. Full    Pct. Owner
Servicer                       Doc      Occupied
---------------------    ---------    ----------
AVELO                        58.78%        97.64%
LITTON                       41.16         95.44
SPS                          52.14         96.53
                             -----         -----
Total:                       46.70%        96.05%
                             -----         -----

GSAMP 06-HE3

Assumptions
 Run to maturity
 Few LIBOR as indicated
 Prepayment Assumption as stated below

Prepay Vector 1
---------------

Fixed Rate       Prepayment start at 5% CPR in month 1, and increase to 18 CPR in month 12 and remain at 13 CPR thereafter
2/28 ARM         5% CPR in month 1, ramp up to 27 CPR in month 12 and remaining at 27 CPR until month 23, increasing and remaining constant at
                 40 CPR from month 24 until month 28, 25CPR thereafter.
3/27 ARM         5% CPR in month 1, ramp up to 27 CPR in month 12 and remaining at 27 CPR until month 35, increasing and remaining constant at
                 40 CPR from month 36 until month 40, 25 CPR thereafter.
2/28 IO          5% CPR in month 1, ramp up to 22 CPR in month 12 and remaining at 22 CPR until month 23, increasing and remaining constant at
                 40 CPR from month 24 until month 28, 25CPR thereafter.
2/28 30/40       5% CPR in month 1, ramp up to 22 CPR in month 12
Balloon          and remaining at 22 CPR until month 23, increasing and
                 remaining constant at 40 CPR from month 24 until month 28,
                 25CPR thereafter.
5 YR ARM IO      5% CPR in month 1, ramp up to 18 CPR in month 12, 18 CPR
                 thereafter
5/25 ARM         5% CPR in month 1, ramp up to 22 CPR in month 12 and remain at
                 22 CPR thereafter
Please use Fixed rate vector for all the IO fixed rate loans and baloons. Please use 3/27 vector for the IO 3/27s

Prepay Vector 2
---------------

Fixed Rate       Prepayment start at 5% CPR in month 1, and increase to 15 CPR in month 12 and remain at 13 CPR thereafter
2/28 ARM         5% CPR in month 1, ramp up to 22 CPR in month 12 and remaining at 22 CPR until month 23, increasing and remaining constant at
                 40 CPR from month 24 until month 28, 22 CPR thereafter.
3/27 ARM         5% CPR in month 1, ramp up to 22 CPR in month 12 and remaining at 22 CPR until month 35, increasing and remaining constant at
                 40 CPR from month 36 until month 40, 22 CPR thereafter.
2/28 IO          5% CPR in month 1, ramp up to 18 CPR in month 12 and remaining at 18 CPR until month 23, increasing and remaining constant at
                 40 CPR from month 24 until month 28, 23CPR thereafter.
2/28 30/40       5% CPR in month 1, ramp up to 22 CPR in month 12
Balloon          and remaining at 22 CPR until month 23, increasing and
                 remaining constant at 40 CPR from month 24 until month 28,
                 25CPR thereafter.
5 YR ARM IO      5% CPR in month 1, ramp up to 18 CPR in month 12, 18 CPR
                 thereafter
5/25 ARM         5% CPR in month 1, ramp up to 22 CPR in month 12 and remain at
                 22 CPR thereafter
Please use Fixed rate vector for all the IO fixed rate loans and baloons. Please use 3/27 vector for the IO 3/27s


----------------------------------
 Period    Fwd LIBOR   Fwd LIBOR
              1m          6m
----------------------------------
    1        5.082       5.302
    2        5.183       5.345
    3        5.244       5.375
    4        5.289       5.392
    5        5.313       5.398
    6        5.330       5.399
    7        5.332       5.397
    8        5.371       5.391
    9        5.340       5.377
   10        5.328       5.368
   11        5.319       5.360
   12        5.315       5.352
   13        5.306       5.345
   14        5.295       5.340
   15        5.288       5.339
   16        5.283       5.337
   17        5.278       5.336
   18        5.276       5.338
   19        5.276       5.342
   20        5.292       5.347
   21        5.277       5.350
   22        5.282       5.358
   23        5.288       5.366
   24        5.296       5.375
   25        5.306       5.384
   26        5.313       5.394
   27        5.322       5.404
   28        5.330       5.414
   29        5.339       5.421
   30        5.349       5.432
   31        5.359       5.441
   32        5.384       5.453
   33        5.377       5.461
   34        5.385       5.471
   35        5.398       5.483
   36        5.413       5.495
   37        5.425       5.506
   38        5.437       5.517
   39        5.447       5.531
   40        5.457       5.540
   41        5.467       5.547
   42        5.477       5.555
   43        5.486       5.562
   44        5.526       5.571
   45        5.499       5.571
   46        5.504       5.578
   47        5.511       5.588
   48        5.516       5.595
   49        5.525       5.603
   50        5.533       5.612
   51        5.542       5.622
   52        5.550       5.628
   53        5.557       5.634
   54        5.564       5.640
   55        5.571       5.644
   56        5.599       5.650
   57        5.580       5.650
   58        5.584       5.655
   59        5.590       5.663
   60        5.591       5.667
   61        5.598       5.674
   62        5.603       5.680
   63        5.609       5.690
   64        5.615       5.697
   65        5.620       5.700
   66        5.625       5.705
   67        5.632       5.709
   68        5.666       5.715
   69        5.641       5.713
   70        5.644       5.719
   71        5.649       5.723
   72        5.653       5.728
   73        5.658       5.734
   74        5.662       5.739
   75        5.669       5.746
   76        5.672       5.752
   77        5.676       5.755
   78        5.682       5.761
   79        5.687       5.767
   80        5.707       5.772
   81        5.698       5.775
   82        5.702       5.782
   83        5.708       5.788
   84        5.716       5.794
   85        5.722       5.801
   86        5.727       5.806
   87        5.734       5.814
   88        5.739       5.818
   89        5.744       5.821
   90        5.749       5.826
   91        5.754       5.830
   92        5.772       5.834
   93        5.762       5.836
   94        5.764       5.840
   95        5.769       5.845
   96        5.772       5.849
   97        5.777       5.854
   98        5.781       5.859
   99        5.786       5.864
   100       5.790       5.868
   101       5.795       5.869
   102       5.798       5.873
   103       5.803       5.876
   104       5.818       5.879
   105       5.807       5.880
   106       5.808       5.883
   107       5.813       5.888
   108       5.814       5.891
   109       5.819       5.896
   110       5.824       5.900
   111       5.827       5.901
   112       5.830       5.903
   113       5.833       5.905
   114       5.836       5.905
   115       5.839       5.905
   116       5.839       5.906
   117       5.839       5.906
   118       5.841       5.906
   119       5.839       5.908
   120       5.878       5.908
   121       5.880       5.910
   122       5.880       5.911
   123       5.881       5.912
   124       5.883       5.914
   125       5.883       5.913
   126       5.884       5.914
   127       5.887       5.915
   128       5.888       5.917
   129       5.889       5.918
   130       5.888       5.920
   131       5.890       5.922
   132       5.891       5.922
   133       5.893       5.925
   134       5.893       5.925
   135       5.895       5.926
   136       5.896       5.928
   137       5.897       5.928
   138       5.899       5.929
   139       5.899       5.931
   140       5.902       5.932
   141       5.903       5.933
   142       5.902       5.936
   143       5.904       5.938
   144       5.906       5.940
   145       5.909       5.943
   146       5.912       5.944
   147       5.916       5.944
   148       5.916       5.944
   149       5.916       5.942
   150       5.917       5.942
   151       5.917       5.940
   152       5.916       5.938
   153       5.915       5.934
   154       5.912       5.932
   155       5.911       5.930
   156       5.909       5.926
   157       5.903       5.925
   158       5.899       5.924
   159       5.897       5.925
   160       5.895       5.925
   161       5.894       5.927
   162       5.895       5.932
   163       5.898       5.936
   164       5.900       5.943
   165       5.904       5.948
   166       5.908       5.954
   167       5.917       5.961
   168       5.923       5.967
   169       5.931       5.973
   170       5.938       5.977
   171       5.943       5.978
   172       5.947       5.980
   173       5.950       5.978
   174       5.952       5.978
   175       5.954       5.975
   176       5.952       5.973
   177       5.950       5.971
   178       5.946       5.968
   179       5.944       5.969
   180       5.907       5.966
   181       5.907       5.966
   182       5.906       5.966
   183       5.906       5.965
   184       5.907       5.964
   185       5.905       5.963
   186       5.905       5.962
   187       5.905       5.961
   188       5.903       5.961
   189       5.903       5.960
   190       5.901       5.959
   191       5.901       5.960
   192       5.900       5.958
   193       5.901       5.958
   194       5.899       5.957
   195       5.898       5.956
   196       5.898       5.956
   197       5.896       5.953
   198       5.895       5.952
   199       5.895       5.950
   200       5.894       5.949
   201       5.893       5.947
   202       5.889       5.947
   203       5.890       5.946
   204       5.888       5.944
   205       5.888       5.944
   206       5.885       5.942
   207       5.885       5.941
   208       5.883       5.939
   209       5.881       5.937
   210       5.881       5.935
   211       5.878       5.934
   212       5.878       5.932
   213       5.876       5.930
   214       5.873       5.928
   215       5.872       5.927
   216       5.872       5.925
   217       5.869       5.924
   218       5.867       5.922
   219       5.866       5.920
   220       5.863       5.917
   221       5.861       5.914
   222       5.860       5.912
   223       5.858       5.911
   224       5.855       5.908
   225       5.853       5.906
   226       5.850       5.904
   227       5.849       5.902
   228       5.848       5.900
   229       5.845       5.898
   230       5.842       5.896
   231       5.841       5.893
   232       5.838       5.890
   233       5.836       5.886
   234       5.833       5.884
   235       5.832       5.882
   236       5.828       5.879
   237       5.826       5.876
   238       5.822       5.873
   239       5.821       5.872
   240       5.817       5.869
   241       5.815       5.867
   242       5.813       5.865
   243       5.810       5.861
   244       5.808       5.859
   245       5.805       5.855
   246       5.803       5.853
   247       5.801       5.850
   248       5.798       5.848
   249       5.795       5.846
   250       5.792       5.843
   251       5.791       5.843
   252       5.788       5.839
   253       5.786       5.838
   254       5.784       5.837
   255       5.782       5.833
   256       5.780       5.831
   257       5.777       5.828
   258       5.775       5.826
   259       5.775       5.824
   260       5.772       5.822
   261       5.769       5.820
   262       5.767       5.818
   263       5.765       5.817
   264       5.763       5.815
   265       5.762       5.814
   266       5.759       5.811
   267       5.758       5.810
   268       5.756       5.808
   269       5.754       5.805
   270       5.753       5.803
   271       5.750       5.802
   272       5.750       5.800
   273       5.748       5.798
   274       5.744       5.797
   275       5.744       5.796
   276       5.742       5.794
   277       5.741       5.794
   278       5.739       5.792
   279       5.739       5.790
   280       5.736       5.789
   281       5.735       5.786
   282       5.734       5.785
   283       5.732       5.784
   284       5.731       5.782
   285       5.730       5.781
   286       5.727       5.780
   287       5.727       5.780
   288       5.727       5.778
   289       5.725       5.777
   290       5.723       5.777
   291       5.723       5.776
   292       5.721       5.774
   293       5.720       5.772
   294       5.719       5.771
   295       5.719       5.771
   296       5.717       5.769
   297       5.716       5.767
   298       5.714       5.765
   299       5.715       5.764
   300       5.714       5.761
   301       5.710       5.758
   302       5.707       5.756
   303       5.705       5.752
   304       5.701       5.749
   305       5.698       5.745
   306       5.695       5.743
   307       5.694       5.740
   308       5.689       5.738
   309       5.687       5.735
   310       5.684       5.733
   311       5.683       5.732
   312       5.679       5.729
   313       5.678       5.727
   314       5.676       5.726
   315       5.673       5.723
   316       5.672       5.721
   317       5.669       5.719
   318       5.668       5.717
   319       5.667       5.715
   320       5.665       5.714
   321       5.663       5.713
   322       5.660       5.711
   323       5.660       5.712
   324       5.659       5.710
   325       5.659       5.710
   326       5.656       5.709
   327       5.656       5.708
   328       5.656       5.708
   329       5.654       5.706
   330       5.654       5.705
   331       5.654       5.705
   332       5.653       5.705
   333       5.653       5.704
   334       5.650       5.705
   335       5.652       5.705
   336       5.651       5.705
   337       5.652       5.707
   338       5.651       5.706
   339       5.652       5.706
   340       5.652       5.707
   341       5.652       5.706
   342       5.653       5.707
   343       5.653       5.708
   344       5.654       5.709
   345       5.655       5.709
   346       5.654       5.711
   347       5.656       5.713
   348       5.656       5.713
   349       5.658       5.715
   350       5.658       5.716
   351       5.661       5.718
   352       5.661       5.719
   353       5.662       5.720
   354       5.665       5.722
   355       5.665       5.724
   356       5.667       5.726
   357       5.669       5.729
   358       5.670       5.732
   359       5.673       5.736
   360       5.675       5.740
----------------------------------


GSAMP 06-HE3

                                    -------------------------------
                                      Fwd + 100       Fwd + 200
                  -------------------------------------------------
        Vector 1  WAL                         2.72            2.72
                  Mod Durn                    2.46            2.41
                  Principal Window  Jun08 - Jun10   Jun08 - Jun10
                  -------------------------------------------------
        Vector 2  WAL                         3.13            3.13
                  Mod Durn                    2.78            2.73
                  Principal Window  Sep08 - Nov10   Sep08 - Nov10
                  -------------------------------------------------


GSAMP 06-HE3

FWD LIBOR + 100

Period        Date       Principal      Interest     Cash Flow      Balance       Effective Coupon  Couponcap Rate     LIBOR_1MO
Total                     179,209,000   31,772,103    210,981,103

       0     05/26/06               -            -              -    179,209,000
       1     06/25/06               -      923,225        923,225    179,209,000        6.182             8.676         6.082
       2     07/25/06               -      938,308        938,308    179,209,000        6.283             8.719         6.183
       3     08/25/06               -      978,999        978,999    179,209,000        6.344             8.471         6.244
       4     09/25/06               -      985,943        985,943    179,209,000        6.389             8.484         6.289
       5     10/25/06               -      957,723        957,723    179,209,000        6.413             8.728         6.313
       6     11/25/06               -      992,270        992,270    179,209,000        6.430             8.458         6.330
       7     12/25/06               -      960,560        960,560    179,209,000        6.432             8.706         6.332
       8     01/25/07               -      998,597        998,597    179,209,000        6.471             8.417         6.371
       9     02/25/07               -      993,813        993,813    179,209,000        6.440             8.440         6.340
      10     03/25/07               -      895,965        895,965    179,209,000        6.428             9.230         6.328
      11     04/25/07               -      990,573        990,573    179,209,000        6.419             8.388         6.319
      12     05/25/07               -      958,021        958,021    179,209,000        6.415             8.625         6.315
      13     06/25/07               -      988,567        988,567    179,209,000        6.406             8.346         6.306
      14     07/25/07               -      955,035        955,035    179,209,000        6.395             8.580         6.295
      15     08/25/07               -      985,789        985,789    179,209,000        6.388             8.312         6.288
      16     09/25/07               -      985,017        985,017    179,209,000        6.383             8.290         6.283
      17     10/25/07               -      952,496        952,496    179,209,000        6.378             8.529         6.278
      18     11/25/07               -      983,937        983,937    179,209,000        6.376             8.259         6.276
      19     12/25/07               -      952,197        952,197    179,209,000        6.376             8.551         6.276
      20     01/25/08               -      986,406        986,406    179,209,000        6.392             8.578         6.292
      21     02/25/08               -      984,091        984,091    179,209,000        6.377             9.285         6.277
      22     03/25/08               -      921,323        921,323    179,209,000        6.382            10.459         6.282
      23     04/25/08               -      985,789        985,789    179,209,000        6.388             9.834         6.288
      24     05/25/08               -      955,184        955,184    179,209,000        6.396            10.100         6.296
      25     06/25/08       5,546,459      988,567      6,535,026    173,662,541        6.406             9.760         6.306
      26     07/25/08      14,912,787      928,082     15,840,868    158,749,754        6.413            10.186         6.313
      27     08/25/08      14,539,654      877,895     15,417,549    144,210,100        6.422            10.181         6.322
      28     09/25/08      14,169,988      798,483     14,968,471    130,040,112        6.430            10.432         6.330
      29     10/25/08      13,850,341      697,774     14,548,115    116,189,771        6.439            10.795         6.339
      30     11/25/08      13,573,810      645,237     14,219,047    102,615,961        6.449            10.458         6.349
      31     12/25/08      13,798,606      552,330     14,350,936     88,817,355        6.459            10.798         6.359
      32     01/25/09      13,561,857      495,907     14,057,764     75,255,498        6.484            10.670         6.384
      33     02/25/09      13,253,341      419,731     13,673,072     62,002,157        6.477            10.914         6.377
      34     03/25/09      12,920,345      312,732     13,233,077     49,081,812        6.485            12.318         6.385
      35     04/25/09      12,564,803      274,637     12,839,441     36,517,009        6.498            11.184         6.398
      36     05/25/09      11,763,505      198,196     11,961,702     24,753,503        6.513            11.544         6.413
      37     06/25/09               -      139,084        139,084     24,753,503        6.525            11.169         6.425
      38     07/25/09               -      134,845        134,845     24,753,503        6.537            11.577         6.437
      39     08/25/09               -      139,553        139,553     24,753,503        6.547            11.271         6.447
      40     09/25/09               -      139,766        139,766     24,753,503        6.557            11.329         6.457
      41     10/25/09               -      135,464        135,464     24,753,503        6.567            11.686         6.467
      42     11/25/09               -      140,192        140,192     24,753,503        6.577            11.307         6.477
      43     12/25/09         720,782      135,855        856,638     24,032,721        6.586            11.665         6.486
      44     01/25/10       4,874,544      137,124      5,011,668     19,158,177        6.626            11.325         6.526
      45     02/25/10       4,766,074      108,866      4,874,940     14,392,103        6.599            11.330         6.499
      46     03/25/10       4,660,345       73,924      4,734,269      9,731,758        6.604            12.533         6.504
      47     04/25/10       4,557,125       55,401      4,612,526      5,174,632        6.611            11.329         6.511
      48     05/25/10       4,456,263       28,529      4,484,792        718,370        6.616            11.686         6.516
      49     06/25/10         718,370        4,098        722,468              -        6.625            11.302         6.525


FWD LIBOR + 200

 Period      Date         Principal       Interest        Cash Flow        Balance      Effective Coupon  Couponcap Rate   LIBOR_1MO
 Total                      179,209,000      36,733,747     215,942,747

    0     05/26/06                 -               -               -      179,209,000
    1     06/25/06                 -       1,072,566       1,072,566      179,209,000       7.182             9.647        7.082
    2     07/25/06                 -       1,087,649       1,087,649      179,209,000       7.283             9.682        7.183
    3     08/25/06                 -       1,133,318       1,133,318      179,209,000       7.344             9.424        7.244
    4     09/25/06                 -       1,140,262       1,140,262      179,209,000       7.389             9.425        7.289
    5     10/25/06                 -       1,107,064       1,107,064      179,209,000       7.413             9.655        7.313
    6     11/25/06                 -       1,146,589       1,146,589      179,209,000       7.430             9.370        7.330
    7     12/25/06                 -       1,109,901       1,109,901      179,209,000       7.432             9.600        7.332
    8     01/25/07                 -       1,152,916       1,152,916      179,209,000       7.471             9.291        7.371
    9     02/25/07                 -       1,148,132       1,148,132      179,209,000       7.440             9.292        7.340
   10     03/25/07                 -       1,035,350       1,035,350      179,209,000       7.428            10.059        7.328
   11     04/25/07                 -       1,144,892       1,144,892      179,209,000       7.419             9.194        7.319
   12     05/25/07                 -       1,107,362       1,107,362      179,209,000       7.415             9.409        7.315
   13     06/25/07                 -       1,142,885       1,142,885      179,209,000       7.406             9.108        7.306
   14     07/25/07                 -       1,104,375       1,104,375      179,209,000       7.395             9.321        7.295
   15     08/25/07                 -       1,140,108       1,140,108      179,209,000       7.388             9.032        7.288
   16     09/25/07                 -       1,139,336       1,139,336      179,209,000       7.383             8.990        7.283
   17     10/25/07                 -       1,101,837       1,101,837      179,209,000       7.378             9.209        7.278
   18     11/25/07                 -       1,138,256       1,138,256      179,209,000       7.376             8.920        7.276
   19     12/25/07                 -       1,101,538       1,101,538      179,209,000       7.376             9.193        7.276
   20     01/25/08                 -       1,140,725       1,140,725      179,209,000       7.392             9.203        7.292
   21     02/25/08                 -       1,138,410       1,138,410      179,209,000       7.377             9.893        7.277
   22     03/25/08                 -       1,065,686       1,065,686      179,209,000       7.382            11.025        7.282
   23     04/25/08                 -       1,140,108       1,140,108      179,209,000       7.388            10.326        7.288
   24     05/25/08                 -       1,104,525       1,104,525      179,209,000       7.396            10.530        7.296
   25     06/25/08         5,546,416       1,142,885       6,689,302      173,662,584       7.406            10.153        7.306
   26     07/25/08        14,912,776       1,072,801      15,985,576      158,749,808       7.413            10.577        7.313
   27     08/25/08        14,539,617       1,014,596      15,554,214      144,210,191       7.422            10.575        7.322
   28     09/25/08        14,169,951         922,665      15,092,616      130,040,240       7.430            10.813        7.330
   29     10/25/08        13,850,306         806,141      14,656,447      116,189,934       7.439            11.164        7.339
   30     11/25/08        13,573,774         745,291      14,319,065      102,616,160       7.449            10.815        7.349
   31     12/25/08        13,798,364         637,845      14,436,209       88,817,795       7.459            11.147        7.359
   32     01/25/09        13,561,485         572,391      14,133,876       75,256,311       7.484            11.012        7.384
   33     02/25/09        13,249,460         484,540      13,734,000       62,006,851       7.477            11.323        7.377
   34     03/25/09        12,916,026         360,983      13,277,010       49,090,824       7.485            12.777        7.385
   35     04/25/09        12,560,646         316,960      12,877,606       36,530,179       7.498            11.623        7.398
   36     05/25/09        11,759,516         228,709      11,988,225       24,770,663       7.513            11.981        7.413
   37     06/25/09                 -         160,510         160,510       24,770,663       7.525            11.598        7.425
   38     07/25/09                 -         155,580         155,580       24,770,663       7.537            12.093        7.437
   39     08/25/09                 -         160,980         160,980       24,770,663       7.547            11.925        7.447
   40     09/25/09                 -         161,193         161,193       24,770,663       7.557            12.114        7.457
   41     10/25/09                 -         156,200         156,200       24,770,663       7.567            12.511        7.467
   42     11/25/09                 -         161,620         161,620       24,770,663       7.577            12.108        7.477
   43     12/25/09           701,697         156,592         858,289       24,068,966       7.586            12.476        7.486
   44     01/25/10         4,870,045         158,057       5,028,102       19,198,921       7.626            12.124        7.526
   45     02/25/10         4,761,461         125,630       4,887,091       14,437,459       7.599            12.156        7.499
   46     03/25/10         4,655,639          85,386       4,741,025        9,781,821       7.604            13.463        7.504
   47     04/25/10         4,552,627          64,109       4,616,736        5,229,194       7.611            12.180        7.511
   48     05/25/10         4,451,957          33,188       4,485,145          777,237       7.616            12.553        7.516
   49     06/25/10           777,237           5,103         782,340                -       7.625            12.140        7.525


GSAMP 06-HE3

FWD LIBOR + 100

Period        Date     Principal       Interest     Cash Flow      Balance        Effective Coupon    Couponcap Rate      LIBOR_1MO
Total                    36,582,734   215,791,734

      0     05/26/06              -             -             -    179,209,000
      1     06/25/06              -       923,225       923,225    179,209,000         6.182               8.676           6.082
      2     07/25/06              -       938,308       938,308    179,209,000         6.283               8.718           6.183
      3     08/25/06              -       978,999       978,999    179,209,000         6.344               8.468           6.244
      4     09/25/06              -       985,943       985,943    179,209,000         6.389               8.479           6.289
      5     10/25/06              -       957,723       957,723    179,209,000         6.413               8.721           6.313
      6     11/25/06              -       992,270       992,270    179,209,000         6.430               8.449           6.330
      7     12/25/06              -       960,560       960,560    179,209,000         6.432               8.694           6.332
      8     01/25/07              -       998,597       998,597    179,209,000         6.471               8.403           6.371
      9     02/25/07              -       993,813       993,813    179,209,000         6.440               8.423           6.340
     10     03/25/07              -       895,965       895,965    179,209,000         6.428               9.209           6.328
     11     04/25/07              -       990,573       990,573    179,209,000         6.419               8.365           6.319
     12     05/25/07              -       958,021       958,021    179,209,000         6.415               8.600           6.315
     13     06/25/07              -       988,567       988,567    179,209,000         6.406               8.318           6.306
     14     07/25/07              -       955,035       955,035    179,209,000         6.395               8.550           6.295
     15     08/25/07              -       985,789       985,789    179,209,000         6.388               8.279           6.288
     16     09/25/07              -       985,017       985,017    179,209,000         6.383               8.256           6.283
     17     10/25/07              -       952,496       952,496    179,209,000         6.378               8.493           6.278
     18     11/25/07              -       983,937       983,937    179,209,000         6.376               8.221           6.276
     19     12/25/07              -       952,197       952,197    179,209,000         6.376               8.512           6.276
     20     01/25/08              -       986,406       986,406    179,209,000         6.392               8.543           6.292
     21     02/25/08              -       984,091       984,091    179,209,000         6.377               9.268           6.277
     22     03/25/08              -       921,323       921,323    179,209,000         6.382              10.440           6.282
     23     04/25/08              -       985,789       985,789    179,209,000         6.388               9.812           6.288
     24     05/25/08              -       955,184       955,184    179,209,000         6.396              10.080           6.296
     25     06/25/08              -       988,567       988,567    179,209,000         6.406               9.742           6.306
     26     07/25/08              -       957,723       957,723    179,209,000         6.413              10.168           6.313
     27     08/25/08              -       991,036       991,036    179,209,000         6.422              10.169           6.322
     28     09/25/08      4,680,451       992,270     5,672,721    174,528,549         6.430              10.417           6.330
     29     10/25/08     13,493,547       936,491    14,430,038    161,035,002         6.439              10.779           6.339
     30     11/25/08     13,277,142       894,277    14,171,419    147,757,860         6.449              10.441           6.349
     31     12/25/08     13,839,781       795,307    14,635,088    133,918,079         6.459              10.783           6.359
     32     01/25/09     13,682,842       747,724    14,430,566    120,235,237         6.484              10.666           6.384
     33     02/25/09     13,409,531       670,602    14,080,133    106,825,705         6.477              10.922           6.377
     34     03/25/09     13,090,276       538,817    13,629,093     93,735,429         6.485              12.334           6.385
     35     04/25/09     12,734,056       524,497    13,258,553     81,001,373         6.498              11.195           6.398
     36     05/25/09     11,761,714       439,635    12,201,349     69,239,659         6.513              11.558           6.413
     37     06/25/09              -       389,040       389,040     69,239,659         6.525              11.185           6.425
     38     07/25/09              -       377,183       377,183     69,239,659         6.537              11.600           6.437
     39     08/25/09      2,133,733       390,352     2,524,085     67,105,926         6.547              11.298           6.447
     40     09/25/09      5,350,308       378,901     5,729,209     61,755,618         6.557              11.361           6.457
     41     10/25/09      5,242,100       337,958     5,580,058     56,513,518         6.567              11.722           6.467
     42     11/25/09      5,136,124       320,066     5,456,190     51,377,394         6.577              11.343           6.477
     43     12/25/09      5,032,295       281,976     5,314,271     46,345,099         6.586              11.704           6.486
     44     01/25/10      4,930,193       264,432     5,194,626     41,414,906         6.626              11.366           6.526
     45     02/25/10      4,830,301       235,339     5,065,641     36,584,604         6.599              11.376           6.499
     46     03/25/10      4,732,786       187,915     4,920,701     31,851,818         6.604              12.590           6.504
     47     04/25/10      4,637,394       181,326     4,818,720     27,214,424         6.611              11.381           6.511
     48     05/25/10      4,543,974       150,042     4,694,016     22,670,450         6.616              11.743           6.516
     49     06/25/10      4,452,470       129,332     4,581,802     18,217,980         6.625              11.359           6.525
     50     07/25/10      4,362,835       100,700     4,463,534     13,855,146         6.633              11.727           6.533
     51     08/25/10      4,274,843        79,245     4,354,088      9,580,302         6.642              11.359           6.542
     52     09/25/10      4,188,902        54,861     4,243,763      5,391,400         6.650              11.361           6.550
     53     10/25/10      4,104,760        29,909     4,134,669      1,286,640         6.657              11.726           6.557
     54     11/25/10      1,286,640         7,383     1,294,023              -         6.664              11.342           6.564


 FWD LIBOR + 200

Period        Date       Principal      Interest       Cash Flow      Balance      Effective Coupon    Couponcap Rate     LIBOR_1MO
Total                     42,284,750    221,493,750

      0     05/26/06               -              -              -    179,209,000
      1     06/25/06               -      1,072,566      1,072,566    179,209,000       7.182               9.647          7.082
      2     07/25/06               -      1,087,649      1,087,649    179,209,000       7.283               9.680          7.183
      3     08/25/06               -      1,133,318      1,133,318    179,209,000       7.344               9.418          7.244
      4     09/25/06               -      1,140,262      1,140,262    179,209,000       7.389               9.416          7.289
      5     10/25/06               -      1,107,064      1,107,064    179,209,000       7.413               9.642          7.313
      6     11/25/06               -      1,146,589      1,146,589    179,209,000       7.430               9.352          7.330
      7     12/25/06               -      1,109,901      1,109,901    179,209,000       7.432               9.577          7.332
      8     01/25/07               -      1,152,916      1,152,916    179,209,000       7.471               9.263          7.371
      9     02/25/07               -      1,148,132      1,148,132    179,209,000       7.440               9.258          7.340
     10     03/25/07               -      1,035,350      1,035,350    179,209,000       7.428              10.019          7.328
     11     04/25/07               -      1,144,892      1,144,892    179,209,000       7.419               9.150          7.319
     12     05/25/07               -      1,107,362      1,107,362    179,209,000       7.415               9.360          7.315
     13     06/25/07               -      1,142,885      1,142,885    179,209,000       7.406               9.055          7.306
     14     07/25/07               -      1,104,375      1,104,375    179,209,000       7.395               9.263          7.295
     15     08/25/07               -      1,140,108      1,140,108    179,209,000       7.388               8.971          7.288
     16     09/25/07               -      1,139,336      1,139,336    179,209,000       7.383               8.926          7.283
     17     10/25/07               -      1,101,837      1,101,837    179,209,000       7.378               9.142          7.278
     18     11/25/07               -      1,138,256      1,138,256    179,209,000       7.376               8.849          7.276
     19     12/25/07               -      1,101,538      1,101,538    179,209,000       7.376               9.120          7.276
     20     01/25/08               -      1,140,725      1,140,725    179,209,000       7.392               9.133          7.292
     21     02/25/08               -      1,138,410      1,138,410    179,209,000       7.377               9.842          7.277
     22     03/25/08               -      1,065,686      1,065,686    179,209,000       7.382              10.974          7.282
     23     04/25/08               -      1,140,108      1,140,108    179,209,000       7.388              10.277          7.288
     24     05/25/08               -      1,104,525      1,104,525    179,209,000       7.396              10.486          7.296
     25     06/25/08               -      1,142,885      1,142,885    179,209,000       7.406              10.112          7.306
     26     07/25/08               -      1,107,064      1,107,064    179,209,000       7.413              10.536          7.313
     27     08/25/08               -      1,145,355      1,145,355    179,209,000       7.422              10.539          7.322
     28     09/25/08       4,680,310      1,146,589      5,826,899    174,528,690       7.430              10.774          7.330
     29     10/25/08      13,493,507      1,081,932     14,575,440    161,035,183       7.439              11.123          7.339
     30     11/25/08      13,277,102      1,032,947     14,310,049    147,758,081       7.449              10.774          7.349
     31     12/25/08      13,839,511        918,440     14,757,951    133,918,569       7.459              11.109          7.359
     32     01/25/09      13,682,431        863,046     14,545,477    120,236,138       7.484              10.984          7.384
     33     02/25/09      13,405,176        774,144     14,179,319    106,830,962       7.477              11.311          7.377
     34     03/25/09      13,085,475        621,934     13,707,409     93,745,487       7.485              12.772          7.385
     35     04/25/09      12,729,408        605,278     13,334,686     81,016,079       7.498              11.614          7.398
     36     05/25/09      11,757,228        507,228     12,264,456     69,258,851       7.513              11.975          7.413
     37     06/25/09               -        448,788        448,788     69,258,851       7.525              11.595          7.425
     38     07/25/09               -        435,003        435,003     69,258,851       7.537              12.098          7.437
     39     08/25/09       2,133,416        450,100      2,583,515     67,125,436       7.547              11.940          7.447
     40     09/25/09       5,344,609        436,813      5,781,422     61,780,827       7.557              12.133          7.457
     41     10/25/09       5,236,596        389,580      5,626,175     56,544,232       7.567              12.533          7.467
     42     11/25/09       5,130,812        368,931      5,499,743     51,413,419       7.577              12.130          7.477
     43     12/25/09       5,027,167        325,019      5,352,185     46,386,253       7.586              12.502          7.486
     44     01/25/10       4,924,948        304,611      5,229,559     41,461,304       7.626              12.154          7.526
     45     02/25/10       4,824,893        271,306      5,096,198     36,636,412       7.599              12.193          7.499
     46     03/25/10       4,727,232        216,676      4,943,908     31,909,180       7.604              13.516          7.504
     47     04/25/10       4,632,048        209,130      4,841,178     27,277,132       7.611              12.227          7.511
     48     05/25/10       4,538,823        173,119      4,711,942     22,738,308       7.616              12.606          7.516
     49     06/25/10       4,447,494        149,299      4,596,793     18,290,814       7.625              12.194          7.525
     50     07/25/10       4,357,790        116,345      4,474,134     13,933,025       7.633              12.600          7.533
     51     08/25/10       4,269,986         91,688      4,361,674      9,663,038       7.642              12.207          7.542
     52     09/25/10       4,184,228         63,655      4,247,884      5,478,810       7.650              12.213          7.550
     53     10/25/10       4,100,274         34,959      4,135,234      1,378,536       7.657              12.595          7.557
     54     11/25/10       1,378,536          9,098      1,387,633              -       7.664              12.181          7.564

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likeliho any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this materi from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described here are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman Sachs                    GSAMP 2006-HE3                          Group 2

================================================================================


-----------------------------------------------------------------------
Summary
-----------------------------------------------------------------------
Scheduled Principal Balance: $1,223,200,860
Number of Mortgage Loans: 7,390
Average Scheduled Principal Balance: $165,521
Weighted Average Gross Coupon: 8.339%
Weighted Average Net Coupon: 7.829%
Weighted Average Current FICO Score: 632
Weighted Average Original LTV Ratio: 76.94%
Weighted Average Combined Original LTV Ratio:  82.92%
Weighted Average Stated Remaining Term (months): 351
Weighted Average Seasoning(months): 3
Weighted Average Months to Roll: 23
Weighted Average Gross Margin: 6.33%
Weighted Average Initial Rate Cap: 2.54%
Weighted Average Periodic Rate Cap: 1.12%
Weighted Average Gross Maximum Lifetime Rate:  14.48%
Weighted Average Percentage of Loans with Silent Seconds: 34.07% Weighted Average Combined Original LTV Ratio (incl. SS):92.66%
Weighted Average Back-Debt to Income Ratio:    43.27%
Weighted Average Percentage of Loans with Mortgage Insurance:     0.05%
-----------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Current Principal Balance          Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
$1 - $50,000                                 1,330         $38,605,944                      3.16%                  11.453%
$50,001 - $75,000                              936          58,160,694                      4.75                    9.996
$75,001 - $100,000                             769          67,388,324                      5.51                    9.257
$100,001 - $125,000                            771          86,300,777                      7.06                    8.823
$125,001 - $150,000                            580          79,733,833                      6.52                    8.554
$150,001 - $200,000                            744         129,795,196                     10.61                    8.159
$200,001 - $250,000                            517         115,660,896                      9.46                    8.019
$250,001 - $300,000                            533         145,755,034                     11.92                    7.973
$300,001 - $350,000                            384         124,322,229                     10.16                    7.996
$350,001 - $400,000                            307         114,905,720                      9.39                    8.011
$400,001 - $450,000                            189          80,799,387                      6.61                    7.781
$450,001 - $500,000                            139          65,933,205                      5.39                    7.891
$500,001 - $550,000                             63          33,298,695                      2.72                    7.971
$550,001 - $600,000                             57          32,863,425                      2.69                    7.973
$600,001 - $650,000                             28          17,600,396                      1.44                    7.539
$650,001 - $700,000                             20          13,593,500                      1.11                    7.450
$700,001 & Above                                23          18,483,603                      1.51                    7.339
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Current Principal Balance          Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
$1 - $50,000                                        624                  $29,027      97.96%           56.58%                 96.66%
$50,001 - $75,000                                   620                   62,137      88.20            58.69                  92.90
$75,001 - $100,000                                  622                   87,631      85.25            58.22                  94.99
$100,001 - $125,000                                 622                  111,934      83.86            58.08                  96.74
$125,001 - $150,000                                 622                  137,472      82.00            53.93                  98.60
$150,001 - $200,000                                 629                  174,456      81.84            53.15                  96.16
$200,001 - $250,000                                 631                  223,715      80.99            45.34                  96.51
$250,001 - $300,000                                 631                  273,462      81.52            42.86                  95.43
$300,001 - $350,000                                 633                  323,756      82.35            37.66                  92.65
$350,001 - $400,000                                 632                  374,286      82.12            38.00                  96.07
$400,001 - $450,000                                 645                  427,510      81.95            42.14                  97.93
$450,001 - $500,000                                 644                  474,340      82.95            36.98                  97.12
$500,001 - $550,000                                 641                  528,551      82.21            35.36                  95.30
$550,001 - $600,000                                 642                  576,551      82.11            44.03                  96.43
$600,001 - $650,000                                 660                  628,586      81.46            42.98                 100.00
$650,001 - $700,000                                 658                  679,675      78.86            54.80                 100.00
$700,001 & Above                                    655                  803,635      76.77            47.91                 100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Current Rate                       Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
5.00 - 5.49                                      5          $1,889,500                      0.15%                   5.403%
5.50 - 5.99                                     44          14,268,252                      1.17                    5.833
6.00 - 6.49                                    185          54,137,495                      4.43                    6.274
6.50 - 6.99                                    477         132,428,844                     10.83                    6.761
7.00 - 7.49                                    604         144,550,513                     11.82                    7.253
7.50 - 7.99                                  1,036         221,489,927                     18.11                    7.750
8.00 - 8.49                                    852         168,650,157                     13.79                    8.239
8.50 - 8.99                                  1,003         180,008,174                     14.72                    8.732
9.00 & Above                                 3,184         305,777,999                     25.00                   10.287
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Current Rate                       Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
5.00 - 5.49                                         730                 $377,900      81.79%           82.14%                100.00%
5.50 - 5.99                                         685                  324,278      79.05            76.07                  98.11
6.00 - 6.49                                         659                  292,635      77.26            77.11                  99.07
6.50 - 6.99                                         653                  277,629      80.85            66.12                  98.82
7.00 - 7.49                                         638                  239,322      80.22            60.22                  97.32
7.50 - 7.99                                         632                  213,793      81.24            47.94                  97.47
8.00 - 8.49                                         631                  197,946      81.42            36.22                  94.31
8.50 - 8.99                                         628                  179,470      82.97            32.46                  93.43
9.00 & Above                                        614                   96,036      88.30            38.20                  95.06
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Credit Score                       Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
740 & Above                                    159         $35,708,459                      2.92%                   7.715%
720 - 739                                      142          31,136,293                      2.55                    7.707
700 - 719                                      218          49,644,100                      4.06                    7.926
680 - 699                                      404          80,272,771                      6.56                    7.910
660 - 679                                      724         134,160,642                     10.97                    8.067
640 - 659                                      996         184,031,803                     15.05                    8.191
620 - 639                                    1,436         223,573,624                     18.28                    8.370
600 - 619                                    1,200         176,107,999                     14.40                    8.338
580 - 599                                    1,062         139,661,456                     11.42                    8.592
560 - 579                                      566          75,961,988                      6.21                    9.035
540 - 559                                      236          43,577,728                      3.56                    8.893
520 - 539                                      144          28,168,055                      2.30                    8.999
500 - 519                                      103          21,195,941                      1.73                    9.414
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Credit Score                       Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
740 & Above                                         764                 $224,582      84.44%           35.04%                 88.51%
720 - 739                                           729                  219,270      85.54            39.27                  91.93
700 - 719                                           708                  227,725      84.32            27.95                  92.54
680 - 699                                           688                  198,695      85.03            31.68                  92.48
660 - 679                                           669                  185,305      82.62            28.26                  96.11
640 - 659                                           649                  184,771      84.08            36.25                  94.12
620 - 639                                           629                  155,692      82.45            35.84                  97.07
600 - 619                                           609                  146,757      82.89            62.36                  97.20
580 - 599                                           589                  131,508      83.23            73.02                  98.85
560 - 579                                           570                  134,208      82.48            69.78                  98.78
540 - 559                                           550                  184,651      79.74            67.27                  98.61
520 - 539                                           530                  195,611      78.09            62.24                  97.74
500 - 519                                           510                  205,786      74.86            51.02                  96.58
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Lien                               Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
1                                            5,446      $1,131,304,414                     92.49%                   8.092%
2                                            1,944          91,896,447                      7.51                   11.372
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Lien                               Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
1                                                   631                 $207,731      81.59%           47.05%                 95.92%
2                                                   644                   47,272      99.37            42.38                  97.57
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Combined Original LTV              Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                   136         $23,104,822                      1.89%                   7.770%
60.01 - 70.00                                  185          47,077,488                      3.85                    7.971
70.01 - 80.00                                3,659         746,780,317                     61.05                    7.953
80.01 - 85.00                                  361          77,819,753                      6.36                    8.350
85.01 - 90.00                                  617         129,261,121                     10.57                    8.469
90.01 - 95.00                                  271          44,046,963                      3.60                    8.880
95.01 - 100.00                               2,161         155,110,396                     12.68                   10.124
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Combined Original LTV              Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                        606                 $169,888      46.31%           56.05%                 95.61%
60.01 - 70.00                                       601                  254,473      66.81            43.01                  94.25
70.01 - 80.00                                       636                  204,094      79.50            42.93                  98.00
80.01 - 85.00                                       599                  215,567      84.63            48.96                  92.89
85.01 - 90.00                                       618                  209,499      89.67            55.79                  89.54
90.01 - 95.00                                       630                  162,535      94.77            53.56                  89.96
95.01 - 100.00                                      653                   71,777      99.90            53.93                  95.98
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likeliho any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this materi from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described here are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

                                May 4, 2006 14:51                    Page 1 of 4

Goldman Sachs                    GSAMP 2006-HE3                          Group 2

================================================================================

--------------------------------------------------------------------------------------------------------------------------
Combined LTV with Silent Seconds   Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                   136         $23,104,822                      1.89%                   7.770%
60.01 - 70.00                                  164          40,891,859                      3.34                    8.061
70.01 - 80.00                                  642         158,842,057                     12.99                    8.077
80.01 - 85.00                                  292          67,325,539                      5.50                    8.220
85.01 - 90.00                                  600         134,772,215                     11.02                    8.314
90.01 - 95.00                                  436          78,316,418                      6.40                    8.571
95.01 - 100.00                               5,120         719,947,951                     58.86                    8.421
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Combined LTV with Silent Seconds   Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                        606                 $169,888      46.31%           56.05%                 95.61%
60.01 - 70.00                                       596                  249,341      66.61            43.17                  93.38
70.01 - 80.00                                       603                  247,418      78.08            47.72                  93.91
80.01 - 85.00                                       599                  230,567      84.56            49.91                  92.46
85.01 - 90.00                                       621                  224,620      88.10            52.57                  89.72
90.01 - 95.00                                       628                  179,625      89.08            47.34                  92.04
95.01 - 100.00                                      646                  140,615      84.30            44.91                  98.64
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Original LTV                       Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                 2,078        $114,947,115                      9.40%                  10.648%
60.01 - 70.00                                  184          46,678,036                      3.82                    7.943
70.01 - 80.00                                3,659         746,780,317                     61.05                    7.953
80.01 - 85.00                                  361          77,819,753                      6.36                    8.350
85.01 - 90.00                                  584         127,825,771                     10.45                    8.439
90.01 - 95.00                                  179          40,543,598                      3.31                    8.669
95.01 - 100.00                                 345          68,606,271                      5.61                    8.543
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Original LTV                       Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                        636                  $55,316      88.73%           45.13%                 97.18%
60.01 - 70.00                                       600                  253,685      66.82            43.38                  94.20
70.01 - 80.00                                       636                  204,094      79.50            42.93                  98.00
80.01 - 85.00                                       599                  215,567      84.63            48.96                  92.89
85.01 - 90.00                                       618                  218,880      89.67            56.04                  89.45
90.01 - 95.00                                       629                  226,501      94.79            55.19                  90.21
95.01 - 100.00                                      663                  198,859      99.88            67.68                  93.45
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Documentation                      Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
STATED DOC                                   3,353        $620,276,677                     50.71%                   8.591%
FULL DOC                                     3,851         571,255,606                     46.70                    8.046
LIMITED DOC                                    120          18,992,251                      1.55                    8.485
NO DOC                                          66          12,676,327                      1.04                    8.950
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Documentation                      Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
STATED DOC                                          644                 $184,992      82.39%            0.00%                 96.29%
FULL DOC                                            618                  148,340      83.49           100.00                  96.38
LIMITED DOC                                         621                  158,269      85.13             0.00                  80.94
NO DOC                                              689                  192,066      80.31             0.00                  91.66
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Purpose                            Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
PURCHASE                                     5,600        $810,196,206                     66.24%                   8.488%
CASHOUT REFI                                 1,545         365,749,810                     29.90                    8.035
RATE/TERM REFI                                 245          47,254,844                      3.86                    8.133
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Purpose                            Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
PURCHASE                                            641                 $144,678      84.32%           43.52%                 95.87%
CASHOUT REFI                                        613                  236,731      79.89            52.02                  96.48
RATE/TERM REFI                                      616                  192,877      82.47            60.05                  95.66
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Occupancy                          Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED                               7,085      $1,174,835,727                     96.05%                   8.323%
INVESTOR                                       196          33,726,227                      2.76                    8.717
SECOND HOME                                    109          14,638,906                      1.20                    8.758
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Occupancy                          Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED                                      631                 $165,820      82.81%           46.86%                100.00%
INVESTOR                                            659                  172,073      84.53            48.27                   0.00
SECOND HOME                                         659                  134,302      87.90            30.08                   0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Property Type                      Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
SINGLE FAMILY                                5,282        $846,871,579                     69.23%                   8.294%
PUD                                          1,179         187,650,459                     15.34                    8.366
2-4 FAMILY                                     528         124,483,702                     10.18                    8.576
CONDO                                          396          63,474,177                      5.19                    8.397
TOWNHOUSE                                        5             720,943                      0.06                    8.430
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Property Type                      Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
SINGLE FAMILY                                       627                 $160,332      82.49%           49.74%                 97.22%
PUD                                                 632                  159,161      83.67            46.65                  95.16
2-4 FAMILY                                          656                  235,765      83.75            28.27                  92.63
CONDO                                               648                  160,288      84.75            42.23                  89.59
TOWNHOUSE                                           566                  144,189      91.77            71.58                 100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
State                              Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
CA                                           1,084        $314,495,693                     25.71%                   7.783%
FL                                             640         119,086,704                      9.74                    8.431
IL                                             472          90,307,692                      7.38                    8.368
TX                                             832          75,045,411                      6.14                    8.907
GA                                             513          60,704,330                      4.96                    8.775
MD                                             167          39,514,473                      3.23                    8.092
NY                                             127          38,928,566                      3.18                    8.513
NJ                                             144          38,224,300                      3.12                    8.472
MI                                             328          35,972,560                      2.94                    8.842
MA                                             147          33,791,472                      2.76                    8.474
Other                                        2,936         377,129,658                     30.83                    8.517
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
State                              Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
CA                                                  641                 $290,125      81.71%           43.41%                 97.10%
FL                                                  633                  186,073      82.12            43.60                  93.39
IL                                                  635                  191,330      84.44            36.23                  95.33
TX                                                  618                   90,199      83.23            52.06                  97.67
GA                                                  624                  118,332      84.50            52.54                  93.28
MD                                                  626                  236,614      82.07            49.05                  95.25
NY                                                  632                  306,524      79.20            38.48                  95.35
NJ                                                  639                  265,447      80.50            33.40                  95.73
MI                                                  620                  109,672      85.24            56.97                  93.53
MA                                                  649                  229,874      84.27            24.45                  96.57
Other                                               627                  128,450      83.88            53.89                  96.68
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Zip                                Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
92555                                           12          $3,509,948                      0.29%                   7.837%
93536                                           13           3,506,861                      0.29                    7.828
94015                                            7           3,162,029                      0.26                    7.542
94587                                            7           2,930,474                      0.24                    6.912
20744                                            9           2,735,157                      0.22                    7.592
89123                                            9           2,655,773                      0.22                    7.230
90220                                            9           2,554,815                      0.21                    7.812
22554                                            9           2,486,859                      0.20                    7.843
60639                                            9           2,454,693                      0.20                    8.414
94585                                            7           2,436,833                      0.20                    7.675
Other                                        7,299       1,194,767,417                     97.68                    8.355
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Zip                                Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
92555                                               630                 $292,496      85.32%           33.93%                100.00%
93536                                               659                  269,759      83.61            53.80                 100.00
94015                                               680                  451,718      85.85            67.88                 100.00
94587                                               618                  418,639      75.80           100.00                 100.00
20744                                               668                  303,906      84.05            64.11                 100.00
89123                                               632                  295,086      79.16            69.23                 100.00
90220                                               628                  283,868      82.03            48.19                 100.00
22554                                               632                  276,318      80.71            43.48                 100.00
60639                                               649                  272,744      83.36             0.00                 100.00
94585                                               629                  348,119      81.99            46.61                 100.00
Other                                               632                  163,689      82.94            46.54                  95.95
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likeliho any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this materi from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described here are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

                                May 4, 2006 14:51                    Page 2 of 4

Goldman Sachs                    GSAMP 2006-HE3                          Group 2

================================================================================

--------------------------------------------------------------------------------------------------------------------------
Remaining Months to Maturity       Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
1 - 180                                      1,132         $62,351,082                      5.10%                  11.071%
181 - 240                                       63           2,420,770                      0.20                   10.873
241 - 360                                    6,028       1,123,846,254                     91.88                    8.177
361 >=                                         167          34,582,755                      2.83                    8.482
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Remaining Months to Maturity       Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
1 - 180                                             647                  $55,080      97.61%           41.35%                 99.01%
181 - 240                                           630                   38,425      97.61            62.90                 100.00
241 - 360                                           631                  186,438      82.08            47.11                  95.94
361 >=                                              636                  207,082      82.74            42.10                  93.93
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Amortization Type                  Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
2 YR ARM                                     2,510        $437,218,097                     35.74%                   8.457%
2 YR ARM 40/40                                 144          30,776,242                      2.52                    8.548
2 YR ARM BALLOON 30/15                          61           4,041,904                      0.33                   10.125
2 YR ARM BALLOON 40/30                         690         177,886,127                     14.54                    8.018
2 YR ARM IO                                    981         275,728,198                     22.54                    7.726
3 YR ARM                                       295          55,215,785                      4.51                    8.177
3 YR ARM 40/40                                   5             929,569                      0.08                    7.846
3 YR ARM BALLOON 40/30                          40          10,316,686                      0.84                    8.033
3 YR ARM IO                                    135          33,035,192                      2.70                    7.552
40 YR FIXED                                     15           2,394,921                      0.20                    8.090
5 YR ARM                                        38           7,885,491                      0.64                    7.585
5 YR ARM 40/40                                   3             482,022                      0.04                    7.440
5 YR ARM BALLOON 40/30                           9           2,019,610                      0.17                    7.310
5 YR ARM IO                                     23           5,628,841                      0.46                    7.266
6 MO ARM                                        14           4,161,439                      0.34                    6.456
FIXED                                        1,299         103,188,885                      8.44                    9.007
FIXED BALLOON 30/15                          1,005          52,978,647                      4.33                   11.228
FIXED BALLOON 30/15 IO                           3             154,889                      0.01                   12.593
FIXED BALLOON 40/15                             16           1,322,563                      0.11                   11.973
FIXED BALLOON 40/30                             42          11,480,590                      0.94                    7.457
FIXED IO                                        62           6,355,161                      0.52                    9.125
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Amortization Type                  Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
2 YR ARM                                            616                 $174,190      81.90%           44.56%                 94.18%
2 YR ARM 40/40                                      634                  213,724      82.88            41.64                  93.81
2 YR ARM BALLOON 30/15                              676                   66,261      99.59            50.60                 100.00
2 YR ARM BALLOON 40/30                              629                  257,806      81.56            52.09                  97.95
2 YR ARM IO                                         656                  281,068      82.28            40.83                  97.10
3 YR ARM                                            615                  187,172      81.52            46.05                  94.95
3 YR ARM 40/40                                      672                  185,914      79.75            39.88                 100.00
3 YR ARM BALLOON 40/30                              624                  257,917      78.86            40.14                  98.10
3 YR ARM IO                                         648                  244,705      82.06            50.93                  99.12
40 YR FIXED                                         648                  159,661      81.68            37.24                  91.90
5 YR ARM                                            637                  207,513      77.86            46.59                  89.17
5 YR ARM 40/40                                      638                  160,674      85.22           100.00                 100.00
5 YR ARM BALLOON 40/30                              657                  224,401      67.47            57.38                 100.00
5 YR ARM IO                                         649                  244,732      85.57            59.57                  95.54
6 MO ARM                                            640                  297,246      79.56            12.17                  93.52
FIXED                                               631                   79,437      84.32            61.81                  96.27
FIXED BALLOON 30/15                                 644                   52,715      99.08            41.91                  99.32
FIXED BALLOON 30/15 IO                              662                   51,630     100.00            21.82                 100.00
FIXED BALLOON 40/15                                 655                   82,660      99.99            16.30                 100.00
FIXED BALLOON 40/30                                 639                  273,347      79.96            81.19                 100.00
FIXED IO                                            665                  102,503      87.70            62.14                  94.52
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Initial Periodic Cap               Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
<= 0.00                                      2,442        $177,875,656                     14.54%                   9.585%
0.51 - 1.00                                     11           3,806,443                      0.31                    6.287
1.01 - 1.50                                     97          17,444,323                      1.43                    8.411
1.51 - 2.00                                  2,027         458,342,071                     37.47                    8.237
2.51 - 3.00                                  2,793         561,026,119                     45.87                    8.046
3.01 >=                                         20           4,706,248                      0.38                    7.445
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Initial Periodic Cap               Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                                             637                  $72,840      88.65%           56.44%                 97.33%
0.51 - 1.00                                         644                  346,040      77.80             6.90                  92.92
1.01 - 1.50                                         603                  179,838      79.02            67.96                  99.59
1.51 - 2.00                                         635                  226,118      80.80            47.44                  96.33
2.51 - 3.00                                         629                  200,869      83.11            42.52                  95.29
3.01 >=                                             627                  235,312      69.65            58.15                 100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Periodic Cap                       Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
<= 0.00                                      2,442        $177,875,656                     14.54%                   9.585%
0.51 - 1.00                                  3,855         801,711,749                     65.54                    8.128
1.01 - 1.50                                  1,093         243,613,455                     19.92                    8.122
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Periodic Cap                       Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                                             637                  $72,840      88.65%           56.44%                 97.33%
0.51 - 1.00                                         629                  207,967      81.38            40.49                  95.54
1.01 - 1.50                                         639                  222,885      83.81            60.03                  96.77
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Months to Rate Reset               Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
<= 0                                         2,442        $177,875,656                     14.54%                   9.585%
1 - 12                                          14           4,161,439                      0.34                    6.456
13 - 24                                      4,386         925,650,568                     75.67                    8.165
25 - 36                                        475          99,497,233                      8.13                    7.952
49 >=                                           73          16,015,964                      1.31                    7.434
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Months to Rate Reset               Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0                                                637                  $72,840      88.65%           56.44%                 97.33%
1 - 12                                              640                  297,246      79.56            12.17                  93.52
13 - 24                                             631                  211,047      82.06            44.82                  95.79
25 - 36                                             627                  209,468      81.41            47.00                  96.71
49 >=                                               644                  219,397      79.48            54.12                  93.10
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
Life Maximum Rate                  Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
9.00 & Below                                 2,442        $177,875,656                     14.54%                   9.585%
9.01 - 9.50                                      1             113,206                      0.01                    7.900
11.01 - 11.50                                    5           1,458,418                      0.12                    5.565
11.51 - 12.00                                   25           7,733,168                      0.63                    6.362
12.01 - 12.50                                  114          35,878,609                      2.93                    6.374
12.51 - 13.00                                  252          70,649,714                      5.78                    6.718
13.01 - 13.50                                  461         117,512,502                      9.61                    7.125
13.51 - 14.00                                  776         182,561,853                     14.92                    7.508
14.01 - 14.50                                  648         142,778,089                     11.67                    7.977
14.51 - 15.00                                  809         168,699,627                     13.79                    8.400
15.01 & Above                                1,857         317,940,019                     25.99                    9.340
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Life Maximum Rate                  Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
9.00 & Below                                        637                  $72,840      88.65%           56.44%                 97.33%
9.01 - 9.50                                         594                  113,206      80.00           100.00                 100.00
11.01 - 11.50                                       687                  291,684      79.82            76.86                 100.00
11.51 - 12.00                                       652                  309,327      76.90            52.79                 100.00
12.01 - 12.50                                       655                  314,725      77.62            74.12                  96.28
12.51 - 13.00                                       650                  280,356      79.70            62.37                  98.77
13.01 - 13.50                                       641                  254,908      79.84            59.06                  97.85
13.51 - 14.00                                       638                  235,260      81.90            53.16                  97.99
14.01 - 14.50                                       635                  220,337      81.50            40.82                  93.90
14.51 - 15.00                                       628                  208,529      82.32            35.02                  94.01
15.01 & Above                                       615                  171,212      83.88            34.94                  94.85
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likeliho any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this materi from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described here are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

                                May 4, 2006 14:51                    Page 3 of 4

Goldman Sachs                    GSAMP 2006-HE3                          Group 2

================================================================================

--------------------------------------------------------------------------------------------------------------------------
Margin                             Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
0.99 & Below                                 2,442        $177,875,656                     14.54%                   9.585%
1.50 - 1.99                                      1             246,062                      0.02                    6.600
2.00 - 2.49                                      6           1,924,796                      0.16                    7.572
2.50 - 2.99                                      1             466,387                      0.04                    7.300
3.00 - 3.49                                     10           2,955,263                      0.24                    7.561
3.50 - 3.99                                     28           8,697,728                      0.71                    6.537
4.00 - 4.49                                     69          20,950,450                      1.71                    6.633
4.50 - 4.99                                    126          32,704,697                      2.67                    6.899
5.00 - 5.49                                    389          97,833,475                      8.00                    7.326
5.50 - 5.99                                  1,209         303,242,934                     24.79                    7.676
6.00 - 6.49                                    688         143,283,008                     11.71                    8.071
6.50 - 6.99                                    864         167,948,229                     13.73                    8.396
7.00 - 7.49                                    595         108,911,776                      8.90                    8.668
7.50 - 7.99                                    418          74,601,205                      6.10                    9.095
8.00 - 8.49                                    266          45,532,817                      3.72                    9.468
8.50 - 8.99                                    137          21,764,357                      1.78                    9.865
9.00 - 9.49                                     52           7,237,295                      0.59                   10.216
9.50 - 9.99                                     44           3,873,924                      0.32                   10.737
10.00 - 10.49                                   23           1,740,650                      0.14                   11.240
10.50 - 10.99                                   11             751,420                      0.06                   11.718
11.00 - 11.49                                    4             311,082                      0.03                   12.029
11.50 - 11.99                                    3             131,378                      0.01                   12.999
12.00 - 12.49                                    3             165,330                      0.01                   13.250
12.50 - 12.99                                    1              50,942                      0.00                   13.999
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Margin                             Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.99 & Below                                        637                  $72,840      88.65%           56.44%                 97.33%
1.50 - 1.99                                         669                  246,062      85.00             0.00                 100.00
2.00 - 2.49                                         640                  320,799      83.23            25.04                 100.00
2.50 - 2.99                                         674                  466,387      80.00             0.00                 100.00
3.00 - 3.49                                         668                  295,526      78.70            27.77                 100.00
3.50 - 3.99                                         659                  310,633      80.61            75.67                 100.00
4.00 - 4.49                                         658                  303,630      80.93            66.75                  98.83
4.50 - 4.99                                         644                  259,561      80.34            64.26                  98.30
5.00 - 5.49                                         648                  251,500      81.24            44.78                  97.77
5.50 - 5.99                                         634                  250,821      81.00            50.39                  97.23
6.00 - 6.49                                         620                  208,260      81.42            48.07                  96.46
6.50 - 6.99                                         621                  194,385      81.73            37.91                  95.24
7.00 - 7.49                                         634                  183,045      81.85            34.75                  94.73
7.50 - 7.99                                         628                  178,472      83.77            36.64                  92.63
8.00 - 8.49                                         631                  171,176      85.15            30.56                  90.93
8.50 - 8.99                                         618                  158,864      88.94            47.77                  88.07
9.00 - 9.49                                         600                  139,179      90.51            57.74                  87.10
9.50 - 9.99                                         607                   88,044      94.56            68.96                  98.48
10.00 - 10.49                                       584                   75,680      89.02            86.39                  88.51
10.50 - 10.99                                       582                   68,311      87.82           100.00                 100.00
11.00 - 11.49                                       602                   77,770      91.61            74.31                 100.00
11.50 - 11.99                                       634                   43,793     100.00             0.00                 100.00
12.00 - 12.49                                       638                   55,110     100.00             0.00                 100.00
12.50 - 12.99                                       635                   50,942     100.00             0.00                 100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Interest Only                      Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
N                                            6,185        $902,052,579                     73.75%                   8.556%
Y                                            1,205         321,148,281                     26.25                    7.728
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Interest Only                      Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
N                                                   623                 $145,845      83.10%           48.14%                 95.62%
Y                                                   655                  266,513      82.43            42.66                  97.24
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------------
Interest Only Term                 Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
0                                            6,185        $902,052,579                     73.75%                   8.556%
24                                             103          23,604,245                      1.93                    8.333
36                                               9           2,045,416                      0.17                    7.492
60                                           1,073         289,398,531                     23.66                    7.691
120                                             20           6,100,089                      0.50                    7.229
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Interest Only Term                 Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
0                                                   623                 $145,845      83.10%           48.14%                 95.62%
24                                                  649                  229,167      81.22            32.76                  91.52
36                                                  645                  227,268      77.02            73.01                 100.00
60                                                  656                  269,710      82.60            42.75                  97.74
120                                                 657                  305,004      80.95            66.61                  94.76
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Units                              Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
1                                            6,861      $1,098,519,238                     89.81%                   8.312%
2                                              265          57,770,562                      4.72                    8.432
3                                              180          48,144,652                      3.94                    8.748
4                                               84          18,766,408                      1.53                    8.570
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Units                              Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
1                                                   629                 $160,111      82.83%           48.78%                 96.43%
2                                                   645                  218,002      81.22            32.90                  89.39
3                                                   664                  267,470      85.80            22.41                  96.58
4                                                   672                  223,410      86.25            29.80                  92.54
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
City                               Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
CHICAGO                                        201         $39,487,424                      3.23%                   8.349%
HOUSTON                                        129          11,506,807                      0.94                    9.041
MEMPHIS                                         90           6,931,225                      0.57                    8.681
LAS VEGAS                                       75          14,568,156                      1.19                    8.056
MIAMI                                           68          15,485,875                      1.27                    8.345
Other                                        6,827       1,135,221,373                     92.81                    8.333
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
City                               Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
CHICAGO                                             644                 $196,455      84.22%           28.42%                 94.10%
HOUSTON                                             626                   89,200      84.64            44.20                  95.97
MEMPHIS                                             614                   77,014      84.79            54.11                  97.05
LAS VEGAS                                           647                  194,242      84.38            44.26                  96.57
MIAMI                                               642                  227,733      83.84            54.81                  94.52
Other                                               631                  166,284      82.82            47.24                  96.12
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Prepayment Penalty Term            Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
<= 0                                         2,572        $386,017,369                     31.56%                   8.782%
1 - 12                                         226          54,162,943                      4.43                    8.399
13 - 24                                      3,590         628,062,094                     51.35                    8.175
25 - 36                                        995         154,290,244                     12.61                    7.881
49 - 60                                          7             668,211                      0.05                    7.381
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Prepayment Penalty Term            Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0                                                633                 $150,085      83.50%           38.67%                 94.68%
1 - 12                                              638                  239,659      83.46            46.45                  92.84
13 - 24                                             631                  174,948      82.88            48.48                  97.01
25 - 36                                             632                  155,066      81.46            59.55                  96.68
49 - 60                                             666                   95,459      85.51            62.79                  93.28
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Originator                         Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
AAMES                                          622        $138,937,603                     11.36%                   8.269%
GS CONDUIT                                     868         150,207,068                     12.28                    8.279
MERITAGE                                       803         154,492,345                     12.63                    8.159
MILA                                         1,762         243,488,201                     19.91                    8.383
OTHER                                          918         223,165,763                     18.24                    7.963
SOUTHSTAR                                    2,417         312,909,881                     25.58                    8.721
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Originator                         Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
AAMES                                               620                 $223,372      78.00%           57.08%                 97.85%
GS CONDUIT                                          626                  173,050      83.83            46.00                  96.26
MERITAGE                                            652                  192,394      86.47            61.10                  96.87
MILA                                                630                  138,189      83.17            41.04                  97.03
OTHER                                               624                  243,100      81.80            45.93                  96.30
SOUTHSTAR                                           637                  129,462      83.52            40.28                  93.79
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Servicer                           Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
--------------------------------------------------------------------------------------------------------------------------
AVELO                                          693        $149,409,203                     12.21%                   8.306%
LITTON                                       4,976         696,133,550                     56.91                    8.506
SPS                                          1,721         377,658,108                     30.87                    8.043
--------------------------------------------------------------------------------------------------------------------------
Total:                                       7,390      $1,223,200,860                    100.00%                   8.339%
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Servicer                           Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
AVELO                                               619                 $215,598      78.49%           58.78%                 97.64%
LITTON                                              633                  139,898      83.44            41.16                  95.44
SPS                                                 635                  219,441      83.71            52.14                  96.53
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              632                 $165,521      82.92%           46.70%                 96.05%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likeliho any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this materi from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described here are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

                                May 4, 2006 14:51                    Page 4 of 4

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Deal Name:  GSAMP 2006-HE3                                    SUBRIME

We would like to see the following data on the aggregate collateral and on all of the groups in the deal.

                                          aggregate pool    group: ____1__       group: ______2   group ____3
          gross WAC (%)                             8.38              8.50                8.34
          wtd avg FICO                            627.23            613.49              631.83
          ------------
         FICO < 500 (%)                                -                 -                   -
         --------------
         FICO < 550 (%)                             6.90             11.14                5.48
         --------------
         FICO < 600 (%)                            28.48             38.21               25.23
         --------------
        FICO 600-650 (%)                           41.24             40.38               41.52
        ----------------

    % Uninsured w/ LTV > 80%                       32.95             32.31               33.16
    -------------------------
          LTV = 80 (%)                             45.97             38.53               48.45
          ------------

without silent/simultaneous 2nds

        wtd avg CLTV (%)                           82.43             80.95               82.92
        ----------------
          CLTV > 80 (%)                            32.98             32.31               33.21
          -------------
        CLTV 95 -100 (%)                           14.39             10.82               15.58
        ----------------

silent/simultaneous 2nd liens (%)                  31.14
---------------------------------

  with silent/simultaneous 2nds

          wtd Avg CLTV                             91.45             87.81               92.66
          ------------
        CLTV 90 - 95 (%)                           77.91             66.32               81.78
        ----------------
        CLTV 95 - 100 (%)                          58.71             43.43               63.81
        -----------------

          Full Doc (%)                             51.04             64.02               46.70
          ------------
           Limited (%)                              1.61              1.80                1.55                              GS added
           -----------
         Stated Doc (%)                            46.47             33.78               50.71
         --------------
   No Doc /No Ratio / NINA (%)                      0.88              0.40                1.04
   ---------------------------
            purch (%)                              56.92             29.04               66.24
            ---------
           CO refi (%)                             38.38             63.74               29.90
           -----------
           Own Occ (%)                             94.33             89.18               96.05
           -----------
          Investor (%)                              3.97              7.58                2.76
          ------------
       Prepay Penalty (%)                          68.54             68.85               68.44
       ------------------
         wtd avg DTI (%)                           43.08             42.51               43.27
         ---------------
            DTI < 40%                              27.57             31.18               26.36
            ---------
          DTI 40 - 45%                             21.53             19.67               22.15
          ------------
          DTI 45 - 50%                             37.94             35.04               38.91
          ------------
          DTI 50 - 55%                             12.14             12.95               11.87
          ------------
            DTI > 55%                               0.82              1.17                0.71
            ---------
       ARM ? (% of total)                          85.02             83.71               85.46
       ------------------
        2/28 (% of total)                          71.73             68.48               72.81
        -----------------
        3/27 (% of total)                           8.57             10.12                8.06
        -----------------
        5/25 (% of total)                           1.40              1.80                1.27
        -----------------
          1st Lien (%)                             93.42             96.22               92.49
          ------------
        Avg Loan Balance                      152,030.25        122,234.29          165,521.09
        ----------------
           # of Loans                          10,736.00          3,346.00            7,390.00
           ----------
      Loan Bal < $100k (%)                         15.09             20.17               13.39
      --------------------
       Mtg Rates > 12% (%)                          2.37              1.38                2.70
       -------------------
        Manuf Housing (%)                         -                 -                   -
        -----------------
        largest state (%)                          20.65            16.245               25.71                   largest state for
        -----------------                                                                                        group I is FL,
                                                                                                                 largest state for
                                                                                                                 aggregate and group
                                                                                                                 II is CA

          IO loans (%)                             23.08             13.58               26.26
          ------------
           10yr IO (%)                              0.37                 -                0.50
           -----------
           5yr IO (%)                              20.43             10.76               23.66
           ----------
           2 yr IO (%)                              2.09              2.55                1.93
           -----------
            IO: FICO                              652.84            639.08              655.22
            --------
           IO LTV (%)                              82.45             82.53               82.43
           ----------
           IO DTI (%)                              43.97             43.65               44.03
           ----------
         IO full doc (%)                           10.41              8.06               11.20
         ---------------
          IO: purch (%)                            14.90              4.66               18.33
          -------------


------------------------------------------------------------------------------------------------------------------------------
Loan Type                              Teaser         IO Term   Loan Term   Gross    Avg. Balance    Initial Rate   % of pool
---------                              ------         -------   ---------   -----    ------------    ------------   ---------
                                       Period(mths)   (mths)                Margin        ($)         (Annual %)
------------------------------------------------------------------------------------------------------------------------------
Please make appropriate additions to include relevant ARM and/or IO loan types in the deal, and complete the fields listed below
2 YR ARM                                         24        60         360     6.54        $157,893                     4371.5%
2 YR ARM 40/40                                   24         0         480     7.09        $190,457                      303.3%
2 YR ARM BALLOON 30/15                           24         0         180     8.91         $63,904                       30.4%
2 YR ARM BALLOON 40/30                           24         0         360     6.17        $217,650                     1767.6%
2 YR ARM IO                                      24        57         360     6.25        $257,261                     2298.8%
3 YR ARM                                         36         0         360     6.33        $164,866                      592.8%
3 YR ARM 40/40                                   36         0         480     6.86        $168,609                        9.7%
3 YR ARM BALLOON 40/30                           36         0         360     5.68        $211,970                      113.0%
3 YR ARM IO                                      36        59         360     5.92        $215,394                      302.7%
5 YR ARM                                         60         0         360     5.73        $174,914                       83.2%
5 YR ARM 40/40                                   60         0         480     6.83        $161,871                        7.0%
5 YR ARM BALLOON 40/30                           60         0         360     5.86        $200,600                       34.7%
5 YR ARM IO                                      60        64         360     6.16        $225,745                       47.2%
6 MO ARM                                          6         0         360     5.29        $219,693                       38.0%
------------------------------------------------------------------------------------------------------------------------------
Any information regarding disposable income would also be appreciated. Thanks very much.
----------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.